UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material under § 240.14a-12 CrossFirst Bankshares, Inc. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): No fee required. ☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. ☐ (1) Title of each class of securities to which the transaction applies: (2) Aggregate number of securities to which the transaction applies: (3) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of the transaction: (5) Total fee paid: Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the ☐ offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. DB04/0835466.0001/13652002.1

Amount Previously Paid: (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed: DB04/0835466.0001/13652002.1

Notice of 2020 Annual Meeting and Proxy Statement

A message from our Independent Chairman March 31, 2020 Dear Fellow Stockholder, I cordially invite you to attend the CrossFirst Bankshares, Inc. 2020 Annual Meeting of Stockholders to be held virtually at 11:00 a.m., local time, May 12, 2020, at: www.virtualstockholdermeeting.com/CFB2020 All stockholders of record owning our outstanding shares of common stock at the close of business on March 20, 2020 will be entitled to vote at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, by mailing the completed Proxy Card or voting instruction form (if you received a Proxy Card or voting instruction form in the mail). Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting your shares during the meeting if you are a stockholder of record and wish to do so. Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. I am very much looking forward to our 2020 Annual Meeting of Stockholders. Very truly yours, Rod K. Brenneman Independent Chairman This proxy statement is dated March 31, 2020 and is first being sent or made available to stockholders on or about March 31, 2020.

A letter from our CEO Dear CrossFirst Stockholders, CrossFirst Bank started in 2007 with the mission of serving the financial needs of our clients and a passion for building relationships. This mission inspires our long-term strategy and shapes how we operate as a bank. It’s exciting to see how far we have come as we have just completed the best year in the company’s history, which included a successful IPO and we are now listed on the Nasdaq. I’m so proud of the management team and the employees for delivering on the initiatives that we put in place. In the face of a challenging interest rate environment, we strengthened our year-over-year earnings due to our fantastic teams and proven branch-lite operating model. I am very proud to report our 45% increase in net income in fiscal year 2019, along with a 20% growth in assets, and a 22% increase in the deposit base. Our asset-to-employee ratio stands at an exemplary $13.8 million and our efficiency ratio improved by more than 15% to 58%, in part by managing our non-interest expenses which only rose 2% in 2019. This success exemplifies how every day the people of CrossFirst work hard to deliver extraordinary service through character, competence, commitment, and connections. Making these pillars the basis of who we are is vital because we want to empower our employees and lead with service to create an environment where the client always benefits. Thus, we find the right bankers and invest in their strengths to generate client relationships that exceed expectations. We enter 2020 with a strong capital position and expect our growth strategy will allow us to leverage it in an efficient manner, particularly with our expansions into Frisco, TX and the Plaza in Kansas City, MO later this year. As we move forward in the decade, we are preparing for unprecedented low interest rates, a challenging economic environment for 2020, and continued competition from both non- traditional competitors into the financial services sector and traditional banks. Additionally, COVID-19 has significantly slowed consumer spending that will ultimately impact banking and various sectors of the overall economy. We believe we have positioned the company to effectively manage through a tougher economic cycle in 2020.

While the current economic environment looks grim, we believe in the longer-term trend of the American economy and expect things will recover. We will continue focusing on attracting and developing the highest level of talent, improving our profitability and operating efficiency, employing effective credit and enterprise risk management, and continuing our earnings growth momentum to improve profitability. We remain committed to consistent long-term results and returning value to our shareholders. As I meet with teams across our organization, I continue to be impressed with how well they work together to provide extraordinary service for our customers and am confident in our ability to face the challenges of the future and execute our plan to deliver for our customers, communities, employees, and shareholders. Our management is committed to continuing our mission to provide extraordinary service and ensure our employees are dedicated to our core values. Thank you to everyone who contributed to CrossFirst Bankshares’ success in 2019 and we look forward to building upon our foundation and delivering our goals in 2020. Sincerely, George Jones Chief Executive Officer & President

Notice of 2020 Annual Meeting of Stockholders You are cordially invited to virtually attend the Annual Meeting, but whether or not you expect to attend virtually, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation. Date and Time Location: Record Date May 12, 2020 www.virtualstockholder You are entitled to notice of and to vote at the 11:00 a.m., local time meeting.com/cfb2020 meeting and at any adjournment or postponement of the meeting if you were a stockholder of record as of the close of business on March 20, 2020 (the “Record Date”). Board Items of Business Recommendation 1 To elect six members of the Board of Directors named in the Proxy Statement as FOR each director nominees as Class III directors, each for a term of three years. nominee 2 To ratify the appointment of BKD, LLP as our independent registered public FOR accounting firm for 2020. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting. It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or voting instruction form or by voting on the Internet or by telephone. The only voting securities of the Company are shares of our common stock, $0.01 par value per share (the "Common Stock"), of which there were 52,098,062 shares outstanding as of the Record Date (excluding treasury stock). See the Information About the Meeting section beginning on page 36 for more details. Internet Go www.proxyvote.com . Telephone Call toll free 800-690-6903 or the number specified on your proxy card or voting instruction form Mail Follow the instructions on your proxy card or voting instruction form All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record). If you are a beneficial owner of our common shares of beneficial interest held in “street name,” you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares. This booklet contains our Notice of Annual Meeting and 2020 Proxy Statement (the “Proxy Statement”). By order of the Board of Directors, Aisha Reynolds General Counsel & Corporate Secretary Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2020: CrossFirst’s 2020 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2019 are available at: www.proxyvote.com.

Proxy Summary This summary highlights selected information about the matters to be voted on at the Annual Meeting. You should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2019 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Please see the Annual Meeting Matters section beginning on page 36 for important information about the proxy materials, voting, and the Annual Meeting. Voting Roadmap PROPOSAL 1 Election of Directors See Our Board recommends a vote FOR each director nominee page 2 Director Nominees Committees Director Name Age Since AC CC G&N RC Skills and Experience ROD K. BRENNEMAN Independent Corporate Governance, Chairman 55 2012 ●  Public Company Experience, Finance GEORGE BRUCE Independent  ● Legal, Banking, 65 2009 Compensation JENNIFER GRIGSBY Independent  Public Company 51 2013 Accounting, Finance LANCE HUMPHREYS Independent     Compensation, Business 50 2018 Development MASON KING Independent 44 2018  Risk, Finance, Banking JAMES KUYKENDALL Independent  Finance, Marketing, 54 2018 Business Development AC Audit Committee ● Chairperson of the Committee CC Compensation Committee  Member of the Committee G&N Corporate Governance & Nominating Committee RC Risk Committee All Directors exhibit: Director Snapshot: Average Tenure: • Commitment, Character, Connection, Competence • Broad and relevant spectrum of experience and expertise 0-5 years          • A reputation for integrity 6 or more years         • Experience in positions with a high degree of responsibility Average Age: • Commitment to represent the interests of stockholders < 60 years            • Strong networks within their local markets 61-70 years     > 70 years  

Corporate Governance Highlights The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The following are highlights of our corporate governance practices: Best Practices Board Performance  Separate CEO/Chairman  16 of 17 directors attended more than 75% of  We impose director age limits the Board and their committee meetings  The Board has a robust director nomination  Annual Board and committee performance process evaluations  Board committees are 100% independent  Director education and access to experts  Non-Executive Board Chairman is independent  Implemented strong corporate governance  Executive sessions of directors held at all in- policies in connection with IPO person Board meetings  14 out 17 directors are independent  Risk aware culture overseen by a separate Risk Committee PROPOSAL 2 Ratify the Appointment of BKD LLP as Independent Auditors for 2020 See Page Our Board recommends a vote FOR his Proposal 29 Business Highlights In 2019, the Company’s accomplishments included: o Completed Initial Public Offering of Common Stock o Approaching $5 billion of assets with 30% operating revenue growth compared to full-year 2018 o Full-year net income of $28.5 million, a year-over-year increase of 45% o Diluted EPS of $0.58 for full-year 2019, a year-over-year increase of 23% o Achieved efficiency ratio of 58.4% for the year ended December 31, 2019 compared to 73.6% at December 31, 2018. Executive Compensation Highlights The Company structured its 2019 executive compensation program to align with stockholder interests and the long-term interests of the Company, appropriately balance risk and reward, and attract and retain a talented executive team. The program was designed on the following principles: Pay for Performance Balanced Compensation Structure Market-Competitive Pay Opportunity Our compensation should We seek to deliver a mix of fixed and variable Our compensation should be reflect Company, business compensation that is aligned with stockholder competitive relative to our peers segment, and individual interests and the long-term interests of the in order to attract, motivate and performance. Company and that appropriately balances risk retain a talented executive and reward. team.

  (At Risk) Time-based Element Base Salary Annual Incentive Performance Shares RSUs Highlights Fixed compensation Award of time- Annual cash bonus Annual award of based on scope of based RSUs that opportunity based on performance shares responsibility, impact on vest in 1/3 Company financial that provide for the the organization, increments over performance, primarily number of shares that expertise, experience, and 3 years contribution margin, and will vest to vary based individual performance. other performance factors, on 3-year performance risk and individual goals. performance. 2019 CEO Target Mix Time‐based RSUs Performance Shares 11% 11% Annual Incentive 34% Salary 44% Salary Annual Incentive Performance Shares Time‐based RSUs Highlights of our compensation program include:  Pay for performance  Align compensation with the stockholder interests  Provide oversight by an independent Compensation Committee  Implement contractual share ownership and retention guidelines for NEOs  Clawback incentive compensation under certain circumstances  Regularly evaluate risk performance in incentive compensation design and decisions for our NEOs  Provide a balanced change in control with a double trigger and no excise tax gross ups

Table of Contents Table of Contents Board & Governance Matters ‐ PROPOSAL 1 ........................................................................................................................ 2  Election of Directors .................................................................................................................................................................................................. 2 Information Regarding the Board and Director Nominees ....................................................................................................................... 3 Nominee Biographical Information ................................................................................................................................................................. 4 Continuing Director Biographical Information ............................................................................................................................................. 5 Corporate Governance ........................................................................................................................................................ 9  Process for Nominating Directors ......................................................................................................................................................................... 9 Nomination of Directors ..................................................................................................................................................................................... 9 Stockholder Recommendations for Director Candidates .......................................................................................................................... 9 Director Qualifications ........................................................................................................................................................................................ 9 Information Concerning Nominees for Election as Directors ...................................................................................................................... 10 Board Operations ..................................................................................................................................................................................................... 10 Board and Committee Meetings .................................................................................................................................................................... 10 Committee Matters ................................................................................................................................................................................................. 12 Compensation Committee Interlocks and Insider Participation ........................................................................................................... 12 Board Attendance at Annual Stockholder Meeting .................................................................................................................................. 13 Code of Ethics and Business Conduct ............................................................................................................................................................ 13 Board Role in Risk Oversight................................................................................................................................................................................. 13 Director Compensation ..................................................................................................................................................... 14  Director Compensation and Role of the Compensation Committee ........................................................................................................ 14 Compensation Program .................................................................................................................................................................................... 14 Directors Deferred Fee Plan ............................................................................................................................................................................. 14 2019 Non‐Employee Director Compensation Table ....................................................................................................................................... 15 Deferred Units Outstanding at December 31, 2019 ....................................................................................................................................... 15 Executive Compensation ................................................................................................................................................... 16  2019 Executive Compensation Tables ................................................................................................................................ 25  Audit Matters ................................................................................................................................................................... 29  Beneficial Ownership of Company Common Stock ............................................................................................................. 31  Policies and Procedures Regarding Related Person Transactions ........................................................................................ 34  Other Business ... 39

Board & Governance Matters Board & Governance Matters PROPOSAL 1 - Election of Directors The Board of Directors recommends that you vote “FOR” the election of each Class III director nominee. Proxies solicited by our Board will be voted “FOR” the election of each Class III director nominee unless otherwise instructed. The Board believes strong corporate governance is critical to achieving the Company’s long-term goals and maintaining the trust and confidence of investors, employees, customers, regulatory agencies, and other stakeholders. The Board oversees the Company’s business and directs its management. The non-employee directors of the Board are not involved in day-to-day operations. Instead, the Board meets periodically with management to review the Company’s operating plans, multi-year strategic plan and performance against such plans, risks, and business strategies. Directors also consult with management about the Company’s performance outside of formal meetings, which include opportunities for directors to have in-depth conversations with management about particular areas of the business. All of the Class III director nominees set forth below are standing for election at the Annual Meeting. If elected each such director will serve for a term of three years and will hold office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. The nominees below are current directors of the Company, and each such nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below. The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Corporate Governance Committee (“Nominating Committee”) and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. Our directors have a diversity of experience. They collectively have substantive knowledge and skills applicable to our business, including in the areas of public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, and banking. The Nominating Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to maintain a Board with the appropriate mix of skills and experiences needed for the broad set of challenges that the Company confronts. Annually, we conduct individual interviews with each director that include topics such as Board and committee performance and effectiveness, and leadership of the Board and committees. The Independent Chairman then reports the results of these interviews to the full Board during its self-evaluation. The full Board evaluates such results. In addition, each committee annually conducts a self-evaluation. The Board of Directors currently consists of 17 directors and is divided into three classes having three-year terms that expire in successive years. Six candidates have been nominated for election as Class III directors at the 2020 Annual Meeting for a three-year term expiring in 2023. Upon recommendation of the Nominating Committee, the Board has nominated Rod Brenneman, George Bruce, Jennifer Grigsby, Lance Humphreys, Mason King, and James Kuykendall for re-election as Class III directors. Biographical information about each of the nominees and continuing directors follows. A discussion of the qualifications, attributes and skills of each nominee that led the Board and the Nominating Committee to the conclusion that he or she should continue to serve as a director follows each of the director and nominee biographies. If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the re- election of Messrs. Brenneman, Bruce, Humphreys, King, and Kuykendall and Ms. Grigsby. Each nominee has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2020 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

Board & Governance Matters

Information Regarding the Board and Director Nominees

Background and Qualifications

The names of the members of the Board proposed director nominees as well as our continuing directors, their respective ages and other biographical information as of March 20, 2020, are set forth in the following sections.

Nominee	Age	Independent	Term Expires	Director Since	Comp. Committee	Nominating Committee	Audit Committee	Risk Committee
Rod Brenneman	55	Yes	2020	2012	Chair	✓		
George Bruce	65	Yes	2020	2009	✓	Chair		
Jennifer Grigsby	51	Yes	2020	2013			✓	
Lance Humphreys	50	Yes	2020	2018	✓	✓		
Mason King	44	Yes	2020	2018				✓
James Kuykendall	54	Yes	2020	2018			✓	
Continuing Directors	(Class I directors terms expire in 2021 and Class II directors terms expire in 2022)							
Steven W. Caple	54	Yes	2021	2018			✓	
Ron Geist	51	Yes	2021	2018				✓
George Hansen	70	Yes	2021	2013	✓	✓		
George F. Jones, Jr.	75	No	2022	2016				
Kevin Rauckman	57	Yes	2021	2016			Chair	
Michael J. Maddox	50	No	2022	2008				
David O'Toole	69	No	2022	2008				
Michael Robinson	66	Yes	2022	2018				✓
Jay Shadwick	57	Yes	2022	2009				Chair
Steve Swinson	62	Yes	2022	2013			✓	
Grey Stogner	59	Yes	2021	2018				✓

Proxy Statement Page 3

Board & Governance Matters Nominee Biographical Information Rod K. Brenneman , Chairman of the Board  Since August 2014, Mr. Brenneman has been an independent business consultant and advisor. From 2011 until August 2014, Mr. Brenneman served as the President and Chief Executive Officer of Butterball LLC, the largest integrated turkey processing company in the United States and a joint venture of Seaboard Corporation and Maxwell Foods, LLC. Previously, Mr. Brenneman served in various financial and management capacities at Seaboard Corporation, a global agribusiness and transportation company, from 1989 until 2011. Mr. Brenneman served as President and Chief Executive Officer of Seaboard Foods from 2001 until 2011, as Senior Vice- President and Chief Financial Officer of Seaboard Foods from 1999 to 2001, as Senior Vice President, Live Production for Seaboard Foods from 1996 until 1999 and Vice President – Finance and Administration of Seaboard Foods from 1994 to 1996. His previous experience includes several years with Arthur Andersen. Mr. Brenneman is a CPA and graduated from Wichita State University. Mr. Brenneman has served on several boards, both for-profit and not- for-profit, and is involved in private equity. Mr. Brenneman previously served on the board of CrossFirst Bank from 2009 until 2012. Currently, he serves on the board of the Clemens Family Corporation, McKee Foods, T2 Capital Mgmt., Maxwell Foods, Great Lakes Cheese Co., Inc., P&P Optica Inc., New Horizon, Lifesong for Orphans, Inc. and Made to Flourish, Inc. Skills & Qualifications - Mr. Brenneman was selected to serve on our Board of Directors because of his significant management and financial experience. George C. Bruce   Mr. Bruce has served as the CEO of Aladdin Petroleum Corporation, an oil and gas exploration and production company, for the past 27 years. Mr. Bruce has also served as general counsel for Aladdin Middle-East, Ltd., a private petroleum exploration, production and drilling company in the Republic of Turkey since 1980 and serves as its Vice Chairman and Executive Vice President. In his legal career, Mr. Bruce was a law partner of Hall, Pike & Bruce from 1980- 1988 before joining Martin, Pringle, Oliver, Wallace & Bauer, LLP, where he served as managing partner and continues to serve of counsel. Mr. Bruce served as corporate counsel for Union Bankshares, Inc., the holding company for Union National Bank of Wichita, for 10 years from 1985 through its acquisition by Commerce Bank in 1995. Mr. Bruce also served as legal counsel for numerous banks in obtaining de novo charters and in connection with sales and acquisitions. Mr. Bruce received a B.A. degree in History from the University of Kansas in 1977 and his law degree from Washburn University School of Law in 1980. He has served on the board of directors of Aladdin Petroleum Corporation since 1993, and the board of Aladdin Middle-East, Ltd. since 1990. Additionally, Mr. Bruce has served on the board for Heartland Community Church since 1993. Skills and Qualifications - Mr. Bruce was selected to serve on our Board of Directors because of his significant legal, business and banking experience, particularly in the energy sector. Jennifer Grigsby Mrs. Grigsby has served as Executive Vice President and Chief Financial Officer of Ascent Resources, LLC, an oil and gas exploration and production company located in Oklahoma City, OK., since July 2015. Mrs. Grigsby previously served as CFO of American Energy – Woodford, LLC and CEO and CFO of American Energy Minerals, LLC from February 2015 to July 2015. Prior to joining American Energy, Mrs. Grigsby was Senior Vice President, Corporate and Strategic Planning for Chesapeake Energy Corporation, an oil and gas exploration and production company, from August 2013 to May 2014.. Mrs. Grigsby received a BS degree in Accounting in 1991 from Oklahoma State University and her MBA from Oklahoma City University in 1999. Mrs. Grigsby is a Certified Public Accountant and Chartered Global Management Accountant. She previously served on the board of CrossFirst Bank from 2012until 2013. Mrs. Grigsby serves on the board of directors of the YMCA of Greater Oklahoma City, the Oklahoma Hall of Fame, the United Way of Central Oklahoma and the Petroleum Club of Oklahoma City. Skills and Qualifications - Mrs. Grigsby was selected to serve on our Board of Directors because of her significant financial and general business experience, particularly in the energy sector.                        Proxy Statement Page 4

Board & Governance Matters Lance Humphreys    Mr. Humphreys has served as Manager – Lead Investor of Triad Marketing Inc., since May 2010. Mr. Humphreys previously served as Manager of Covenant Hospitality, LLC from February 2011 through May 2016. Mr. Humphreys graduated from the University of Oklahoma, where he studied marketing. Mr. Humphreys also studied at Denver Seminary and spent eight years as the senior leader of Bridgeway Church in Oklahoma City. Mr. Humphreys previously served on the board of CrossFirst Bank from 2012 until 2018. He is a current board member for Carlton Landing, LLC, and Humphreys Fund I. Skills and Qualifications - Mr. Humphreys was selected to serve on our Board of Directors because of his significant management and general business experience. Mason King Mr. King is a Principal of Luther King Capital Management, an investment management company. He joined the firm in 2004 and serves as a portfolio manager and equity analyst. Mr. King graduated with a Bachelor of Arts in English Literature from Princeton University and a Master of Business Administration from the University of Texas at Austin. He also completed the TCU Ranch Management Program. Mr. King holds board positions with St. Mark’s School of Texas, the Investment Advisor Association, Caesar Kleberg Wildlife Research Institute, Texas and Southwestern Cattle Raisers Foundation, LKCM Center for Financial Studies at TCU and the University of Texas MBA Investment Fund. He has also served on the board of CrossFirst Bank since 2018. Skills and Qualifications -Mr. King was selected to serve on our Board of Directors because of his significant banking, financial and investment experience. James W. Kuykendall Director of the Company and of the Bank. Mr. Kuykendall owns and operates Equipment World, Inc., a construction equipment dealership located in Tulsa, Oklahoma. The business sells equipment across the country and serves a regional area providing rentals, parts and services. Mr. Kuykendall joined the company in 1987 upon his graduation from Oklahoma State University and has spent over 31 years working to build the business. Mr. Kuykendall is involved in various industry associations and has served on the board of the Association of Oklahoma General Contractors. He has served on the board of CrossFirst Bank since 2017. Skills and Qualifications - Mr. Kuykendall was selected to serve on our Board of Directors because of his significant business experience. The Board recommends a vote FOR the election of Rod Brenneman, George Bruce, Jennifer Grigsby, Lance Humphreys, Mason King and James Kuykendall Continuing Director Biographical Information Steven W. Caple Director of the Company. Mr. Caple has served as President of Unity Hunt, Inc., the company through which the Lamar Hunt family oversees its holdings, since January 2011. Additionally, Mr. Caple serves in various roles for many of the Lamar Hunt family’s trusts and portfolio companies. Mr. Caple is also the co-owner of TRL Management, LLC. Prior to joining Unity Hunt, Mr. Caple served as President of VFT Capital, LP (“VFT”). Before joining VFT, Mr. Caple served as President of Novo Networks, Inc., and he previously held legal and management positions with GTE Corporation, Chancellor Media Corporation and Marcus Cable, LP. Mr. Caple also practiced law with the firm of Patton, Haltom, Roberts, McWilliams & Greer, LLP. Mr. Caple received his bachelor’s degree from the Proxy Statement Page 5

Board & Governance Matters University of Texas at Dallas and a law degree, cum laude, from the University of Arkansas, where he served as the Managing Editor of the Arkansas Law Review. Mr. Caple currently serves as Chairman of Hunt Midwest Enterprises, Inc. and as a board member of Placid Holding Company, Inc., Hunt Southwest Real Estate Development, LLC, FCD Holdings, and Trinity Hunt Management GP, LLC. He also serves as an advisory board member of the Roundtable Forum, a host committee member of the Great Investors’ Best Ideas Foundation Investment Symposium, a board member of the National Archives Foundation and a committee member of Campaign Arkansas. Skills & Qualifications - Mr. Caple was selected to serve on our Board of Directors because of his significant management experience across many industries. Ron Geist Director of the Company and of the Bank. Mr. Geist has served since June 2014 as President of RAGE Administrative and Marketing Services (“RAMS”), a large franchisee of restaurants. Prior to being appointed President, Mr. Geist served as Real Estate Director at RAMS. Additionally, Mr. Geist has served as Managing Partner of Starwood Investments, L.P. (“Starwood”) since February 2012. Starwood has holdings in securities, real estate and other investments. Prior to joining RAMS and Starwood, Mr. Geist served as President of Blue Ribbon Technologies, a provider of document imaging and storage, as well as customizable web design. Before joining Blue Ribbon, Mr. Geist was Managing Partner and owner of Zland of Denver, a company that provides integrated web based applications for the marketing, commerce and operations of business. Mr. Geist has also held various positions for Beauty First, a provider of hair care services and products throughout its chain of stores. Mr. Geist is a partner in Flint Oak Ranch, which is a private hunting resort. Mr. Geist received his B.S. degree from the University of Kansas. He has served on the board of CrossFirst Bank since 2013. Skills & Qualifications - Mr. Geist was selected to serve on our Board of Directors because of his significant experience in restaurant franchising and general business. George E. Hansen III Director of the Company. Mr. Hansen has served as Chief Executive Officer and President of the Enterprise Center in Johnson County, a non-profit organization that provides education, connections to capital, mentoring and office space to Kansas City entrepreneurs, since June 2013. Additionally, Mr. Hansen has served as a manager and internal consultant for Murfin Drilling since November 2013. Prior to his roles with the Enterprise Center in Johnson County and Murfin Drilling, Mr. Hansen was Executive Vice President for Thorn EMI, PLC. Additionally, Mr. Hansen has served as the CEO or Managing Director for four private companies. Mr. Hansen is a graduate of the University of Maine and holds a certificate in Management from Columbia University. He serves as a board member for the Enterprise Center in Johnson County, Baldwin, LLC, Hilary’s and Matrix Measuring Systems. Skills & Qualifications - Mr. Hansen was selected to serve on our Board of Directors because of his significant management experience across many industries. George F. Jones, Jr. Director of the Company and of the Bank; President and Chief Executive Officer of the Company. Mr. Jones has served as President and Chief Executive Officer of the Company since May 2018. Mr. Jones joined the Company as Vice-Chairman in May 2016, after retiring from Texas Capital Bank, N.A. at the end of 2013, and served as Vice- Chairman of the Company until May 2018. Mr. Jones has over 40 years of experience in the banking industry. Mr. Jones was a founding executive of Texas Capital Bancshares, Inc. (“TCBI”), a bank holding company, and served as President of TCBI from 2007 until 2013 and Chief Executive Officer from 2007 until 2013. Mr. Jones is a graduate of the University of North Texas with a degree in Business Administration and of the Graduate School of Banking at Southern Methodist University. Mr. Jones served on the board of the Federal Reserve Bank of Dallas and was a member of the Audit Committee. Mr. Jones has served on the board of CrossFirst Bank since 2016. He also serves on the board of directors and as chairman of the Audit Committee and Compensation Committee of Caliber Home Loans, Inc., Dallas, Texas. Mr. Jones’ employment agreement also grants him a right to be appointed as a director of the Company. Skills & Qualifications - Mr. Jones was selected to serve on our Board of Directors because of his significant banking leadership experience.                        Proxy Statement Page 6

Board & Governance Matters Michael J. Maddox Director of the Company and of the Bank; President and Chief Executive Officer of the Bank. Mr. Maddox has served as President and Chief Executive Officer of the Bank since November 28, 2008. Prior to joining the Bank, he was a Regional President for Intrust Bank. In this role, he managed the bank’s operations in Northeast Kansas. Mr. Maddox has over 18 years of banking experience. Mr. Maddox attended the University of Kansas from which he received a Business degree in 1991 and a law degree in 1994. While at KU, Mr. Maddox was a four-year basketball letterman and a member of the KU team that won the National Championship in 1988. Mr. Maddox completed the Graduate School of Banking at the University of Wisconsin - Madison in 2003. Mr. Maddox is a member of the Economic Development Board of Johnson County. Mr. Maddox serves on the Kansas City Civic Council. He has served on the board of CrossFirst Bank since 2008. Mr. Maddox’s employment agreement also grants him a right to be appointed as a director of the Company and the Bank. Skills & Qualifications - Mr. Maddox was selected to serve on our Board of Directors because of his significant banking leadership experience. David O’Toole Director of the Company and of the Bank; Chief Financial Officer and Chief Investment Officer of the Company; Chief Financial Officer of the Bank. Mr. O’Toole has served as Chief Financial Officer of the Company and the Bank since 2008 and Chief Investment Officer of the Company since 2009. In addition to his roles with the Company and the Bank, Mr. O’Toole has served as President of CrossFirst Investments, Inc. since 2010. Mr. O’Toole previously served as President for CrossFirst Advisors from 2008 until 2016. Mr. O’Toole was a co-founder of a bank consulting and accounting firm that grew in national prominence and served more than 500 financial institutions. He was Managing Partner of the company for approximately ten years and led the firm’s M&A practice where he was involved with nearly 100 bank purchase or sale transactions. Mr. O’Toole graduated from Fort Hays State University in 1973, and is a former member of the Kansas City Chapter of the Association for Corporate Growth and The Executive Committee KC. He has served on numerous boards of directors of banks and private companies, including the Continental Airlines, Inc. travel agency advisory board. Mr. O’Toole has served on the board of CrossFirst Bank since 2007. Mr. O’Toole’s current board positions include the Company, the Bank and The Ali Kemp Educational (T.A.K.E.) Foundation. Mr. O’Toole’s employment agreement also grants him a right to be appointed as a director of the Company and the Bank. Skills & Qualifications -Mr. O’Toole was selected to serve on our Board of Directors because of his significant experience in accounting, finance, banking and general business. Kevin Rauckman Director of the Company and of the Bank. Mr. Rauckman is the owner of, and financial consultant for, Rauckman Advisors, LLC, where he has worked since November 2017. Mr. Rauckman was previously a financial advisor for MoBank (formerly Bank of Kansas City), a subsidiary of BOK Financial Corporation, from February 2015 through May 2016. Prior to joining the Bank of Kansas City, Mr. Rauckman served as the Chief Financial Officer and Treasurer of Garmin Ltd. from January 1999 until December 2014. He was named CFO of the Year by the Kansas City Business Journal in 2008. Mr. Rauckman received a B.S. in Business Administration in 1984 and an MBA degree in Finance from the University of Kansas in 1986. Mr. Rauckman serves as a board member and the Audit Committee Chairman of JE Dunn Construction Group. He also serves on the board for ClaimKit LLC and Site 10.01, LLC and on the Audit Committee for Cristo Rey Kansas City High School. He has served on the board of CrossFirst Bank since 2018. Skills & Qualifications - Mr. Rauckman was selected to serve on our Board of Directors because of his significant financial and investment experience. Michael Robinson Director of the Company and of the Bank. Since March 2006, Mr. Robinson has owned and worked for Leadergy Catalyst LLC, a senior executive advisory company. Prior to Leadergy Catalyst LLC, he served as President and Chief Operating Officer of Motricity, a provider of mobile marketing and advertising solutions, from February 2005 until March 2006, and as Senior Vice President for Sprint Corporation from September 1973 until February 2005. Mr. Robinson has over 38 years of leadership experience in technology-centric businesses, including business Proxy Statement Page 7

Board & Governance Matters development, sales, international business, product development, engineering and operations. He has served on the board of CrossFirst Bank since 2007. Skills & Qualifications -Mr. Robinson was selected to serve on our Board of Directors because of his significant technology expertise and general business experience. Jay Shadwick Director of the Company and of the Bank. Mr. Shadwick is a partner with the law firm of Duggan, Shadwick, Doerr and Kurlbaum LLC, where he has worked since 1994. Mr. Shadwick has practiced law for 31 years with an emphasis in banking, real estate and business transactions. Mr. Shadwick obtained a B.S. degree in Secondary Education from the University of Kansas and his law degree from the University of Arkansas. He previously served on the board of CrossFirst Bank from 2007 until 2009 prior to rejoining the board in 2018. Mr. Shadwick is a former Chairman of the Johnson County Republican Party, former Member of the Johnson County Airport Commission and former Chairman of the Kansas Racing and Gaming Commission. Skills & Qualifications Mr. Shadwick was selected to serve on our Board of Directors because of his significant experience with banking, real estate and general business transactions. Grey Stogner Director of the Company. Mr. Stogner is the President and Owner of Crestview Real Estate, LLC (“Crestview”), which is a full-service commercial real estate company based in Dallas, Texas. Crestview specializes in development, leasing, property management and asset management of commercial real estate. Mr. Stogner is also a principal in The Cogent Group, LLC, which is an investment company that specializes in net leased investments. Mr. Stogner has served as President of Crestview and as a principal in The Cogent Group, LLC since April 2008. During his career, which has spanned over 30 years in commercial real estate, he has been involved in the development of over 7 million square feet of commercial space primarily in the retail shopping center sector of the business. This has included food anchored retail centers, specialty centers and single tenant assets. Mr. Stogner graduated from Baylor University with a B.B.A. in Management, Marketing and Real Estate and was a football letterman. Skills & Qualifications - Mr. Stogner was selected to serve on our Board of Directors because of his significant experience in real estate investments. Stephen K. Swinson Director of the Company. Mr. Swinson currently serves as President and CEO of Thermal Energy Corporation (“TECO”), a not-for-profit district energy system. TECO is the largest district energy chilled water system in North America. Mr. Swinson has served in this role at TECO since 2005. Mr. Swinson graduated from Auburn University with a degree in mechanical engineering and received his MBA from Northwestern University’s Kellogg Graduate School of Management. He is a licensed professional engineer and is a frequent presenter and publisher on emerging issues in the energy field. He currently serves on the board of directors of Torotel, Inc. He also serves as Chairman of the Audit Committee for the International District Energy Association and is an Advisory Board Member for the Texas Medical Center. Skills & Qualifications - Mr. Swinson was selected to serve on our Board because of his significant management and general business experience, particularly in energy and construction.                              Proxy Statement Page 8

Board & Governance Matters Corporate Governance Process for Nominating Directors Nomination of Directors The Nominating Committee is responsible for identifying, evaluating, and recommending candidates to the Board. The Nominating Committee may consider director candidates from a wide range of sources, including stockholders, officers, and directors. The Board is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Nominating Committee will continue to evaluate the composition of the Board, including the mix of skills and experiences of existing directors, as well as the potential benefits from new and different perspectives and skill sets. Stockholder Recommendations for Director Candidates Fulfilling its responsibility to identify, evaluate, and recommend director candidates, the Nominating Committee accepts stockholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Nominating Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the Director Qualifications described below based on the information the Nominating Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Nominating Committee determines, in consultation with other directors, that a more comprehensive evaluation is warranted, the Nominating Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Nominating Committee will then evaluate the director candidate further, again using the qualification criteria described herein. The Nominating Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board for nomination. The Nominating Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Nominating Committee engages a third party, the Company pays for these services. Stockholders who wish to recommend a candidate for the Nominating Committee’s consideration must submit the recommendation in writing to CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: General Counsel & Corporate Secretary. The written notice must demonstrate that it is being submitted by a stockholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications, and other relevant biographical information. In addition, the stockholder must confirm the candidate’s consent to serve as a director. In 2020, there were no director candidates submitted by stockholders. Stockholders may make recommendations at any time. In addition, stockholders may nominate director candidates by complying with the advance notice bylaw provisions discussed at the end of this Proxy Statement in the “General Information – Stockholder Proposals or Nominations not Submitted Pursuant to Rule 14a-8” section. Director Qualifications Our Corporate Governance Guidelines describe our director qualifications. The Board seeks members who combine a broad and relevant spectrum of experience and expertise with a reputation for integrity. The Board looks for directors that can best perpetuate the Company's success and represent stockholder interests through the exercise of sound judgment, using their diversity of experience. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of stockholders. Also, the Board will consider the diversity of a candidate’s perspectives, background, and other demographics. When considering potential director candidates, our Board of Directors also considers: (i) whether the individual meets various independence requirements; (ii) the individual’s understanding of banking, the varied disciplines relevant to the success of a publicly traded company in the current business environment and the Company’s business and markets; (iii) the professional expertise, business and financial experience and educational background of the individual; (iv) the individual’s understanding of, and commitment to, high standards of regulatory compliance; (v) the personal and professional integrity of the individual; and (vi) other factors that promote diversity of views and experience. Generally, no director is permitted to serve on more than four public company boards (including the Company’s Board). Management directors may only serve on one other public company board. Our Chairman of the Board may serve on no more than two other public company boards (this is limited to one other board if he is serving as lead director or chairman of another public company board). Proxy Statement Page 9

Board & Governance Matters The Corporate Governance Guidelines include a retirement policy for directors. In general, under this policy, any director who has reached the age of 75 at or before the time for his or her election by stockholders or designation by the Board to the Board will not be eligible for election or designation to the Board, and the Board will not nominate for election or designate any such person as a director; provided, that, the Board may waive the application of this policy if the Board determines that the value of a particular director's contribution makes it advisable to do so. The Corporate Governance Guidelines also include a policy regarding a change of director's circumstances. In general, under this policy, any director who retires, or makes a significant change to his or her principal employment or experiences a significant change in his or her personal circumstances that may reasonably have an adverse effect on the director's service on the Board, including his or her independence or the Company's business or reputation, must offer his or her resignation to the Board. The Nominating Committee then will review the appropriateness of that director's continued service on the Board in light of the new circumstances and will make a recommendation to the Board as to whether the resignation should be accepted. Information Concerning Nominees for Election as Directors Director Independence Our Board of Directors adopted our Corporate Governance Guidelines, which contain the director independence guidelines and provide that a majority of the members of the Board must qualify as independent. Our committee charters provide that each of the Audit Committee, the Compensation Committee, the Nominating Committee and the Risk Committee must consist of directors who are independent. The Board uses the Nasdaq Stock Market (“Nasdaq”) Corporate Governance Standards (the “Standards”) and applicable SEC rules to determine independence. In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Standards in determining whether directors qualify as “independent.” Our Corporate Governance Guidelines are available through the investor relations page of our internet site, http://investors.crossfirstbankshares.com, and in print free of charge to any stockholder who requests a copy. The Board reviewed the independence of all of our current directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that each of our directors are independent of the Company and its management under the Standards and applicable SEC rules, except George F. Jones, Jr. Michael J. Maddox, and David O’Toole. The Board determined Messrs. Jones, Maddox and O’Toole are not independent because they are employees of the Company or its subsidiary Bank. In determining that each of the directors other than Messrs. Jones, Maddox and O’Toole is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, law firms or companies at which some of our directors were partners or officers during 2019. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $200,000 or 5% of that organization’s consolidated gross revenues, and in the case of individuals $120,000, the thresholds set forth in the Standards. Board Operations Board and Committee Meetings Our Board held eight meetings during 2019. Each director attended at least 75% or more of the total number of meetings of the Board and the standing committees on which such director served that were held while the director was a member, except Ms. Grigsby. Our Board has established the following standing committees: Audit, Compensation, Nominating, and Risk. The membership and function of each committee and the number of meetings held by each committee during 2019 is described below. Proxy Statement Page 10

Board & Governance Matters AUDIT COMMITTEE Members Kevin Rauckman (Chair) 5 Meetings in 2019 Steven W. Caple Jennifer Grigsby James Kuykendall Steve Swinson Primary Responsibilities:  Oversee our accounting and financial reporting  Oversee the internal audit function, including the processes and audit of our financial statements, our performance of our internal audits risk management relating to our accounting and  Sole authority and responsibility to select, financial reporting process, and the qualifications and determine compensation for, evaluate the independence of our independent registered public performance of, and, if appropriate, replace our accounting firm independent registered public accounting firm COMPENSATION COMMITTEE Members Rod Brenneman (Chair) 7 Meetings in 2019 George C. Bruce George Hansen Lance Humphreys Primary Responsibilities:  Establishing policies and procedures for  Evaluating Chief Executive Officer performance and compensating executive officers and non-employee reviewing evaluations of the performance of other directors executive officers  Determining the structure and objectives of each  Recommending to the Board the structure of non- element of executive officer compensation, and the employee director compensation base salaries, incentive award opportunity levels, and  Assisting the Board in overseeing compensation risk all other components of such compensation including determinations regarding the risk of  Setting incentive compensation goals employee compensation practices and policies  Approving awards under equity and incentive  Approving certain compensation disclosures compensation programs, and exercising  Retaining independent compensation consultants administrative authority under benefit plans NOMINATING & CORPORATE GOVERNANCE COMMITTEE Members Rod Brenneman (Chair) 5 Meetings in 2019 George C. Bruce George Hansen Lance Humphreys Primary Responsibilities:  Identify and recommend candidates for election to our Board and each Board committee  Consider matters of corporate governance and make recommendations or take action relating to such matters  Succession planning Proxy Statement Page 11

Board & Governance Matters Risk Committee Members Jay Shadwick (Chair) 4 Meetings in 2019 Ron Geist Mason King Michael Robinson Grey Stogner Primary Responsibilities:  Oversee the enterprise-wide risk management framework  Make recommendations to the Board on risk management policies and the Company’s risk appetite and tolerance  Oversee risk management governance and policies and perform other functions pursuant to the state and federal banking regulations Committee Matters Our Board has adopted a written charter for each of the Audit, Compensation, Nominating, and Risk Committees setting forth the roles and responsibilities of each committee. The committee charters are available through the investor relations page of our internet site http://investors.crossfirstbankshares.com. All members of the Audit, Compensation, Nominating, and Risk Committees satisfy the standards of independence applicable to members of such committees under applicable Nasdaq rules. In addition, the Board has determined that Mr. Rauckman and Ms. Grigsby are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Exchange Act and are financial experts and have the financial sophistication required applicable Nasdaq rules due to their experience and background. Board Leadership Structure On August 31, 2018, the Board of Directors resolved to separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and the day-to-day leadership and performance. The Chairman of the Board provides guidance to the Chief Executive Officer, sets the agenda for board meetings, presides over meetings of the full Board of Directors (including executive sessions), and facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer. Our Board of Directors further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined. The Company's Bylaws, as well as our Corporate Governance Guidelines, provide that the office of the Chairman and the office of the CEO may be, but need not be, held by the same person. The Company has a strong independent Board, with all directors except for Messrs. Jones, O’Toole and Maddox having been determined to be independent under Nasdaq listing standards. Further, as previously noted, all standing committees of the Board are composed solely of independent directors. The Board believes that having an Independent Chairman, separate from the CEO role, is the most appropriate leadership structure at this time. Although the Board believes that this best serves the interests of the Company and its stockholders, the Board retains the flexibility to combine the roles in the future. The Board recognizes its responsibility for the establishment and maintenance of the most effective leadership structure for the Company, taking into account all relevant facts and circumstances. Pursuant to our Corporate Governance Guidelines, the Board has indicated that it will appoint a Lead Director whenever the position of Chairman is not held by an independent director. Non-Employee Director Meetings In accordance with our Corporate Governance Guidelines, the non-employee directors meet regularly in executive sessions without management present. Currently, all non-employee directors are independent. The Independent Chairman, who is independent, presides over executive and independent director sessions. Our Board met five times in executive session. Compensation Committee Interlocks and Insider Participation The following persons served on our Compensation Committee during 2019: Messrs. Brenneman, Bruce, Hansen and Humphreys. During 2019, no member of the Compensation Committee was an officer or employee or former officer of the Company or any of our subsidiaries. None of our executives served as a member of (i) the  Proxy Statement Page 12

Board & Governance Matters compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board. Board Attendance at Annual Stockholder Meeting Members of our board of directors are invited and encouraged to attend each annual meeting of stockholders. Eleven of our directors attended our 2019 Annual Meeting of Stockholders. Code of Ethics and Business Conduct The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers, and provides a statement of CrossFirst’s policies for conducting business legally and ethically. The Code of Ethics and Business Conduct is available without charge through the investor relations page of our internet site, http://investors.crossfirstbankshares.com, or by writing to the attention of: CrossFirst Bankshares, Inc. 11440 Tomahawk Creek Parkway, Leawood, Kansas, 66211 Attn: General Counsel & Corporate Secretary. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s stockholders as may be required under the Securities and Exchange Commission ("SEC") or Nasdaq rules. Board and Committee Evaluations In order to monitor and improve its effectiveness, and to solicit and act upon feedback they receive, the Board and its committees annually engage in a formal self-evaluation process. The Nominating Committee begins the process each year by reviewing and approving the self-evaluation procedures to ensure the independence and integrity of the process. Each member of the Board is then interviewed regarding his or her board and committee service, and any findings are shared with the Independent Chairman. The Independent Chairman then reports the findings to the Nominating Committee and full Board and each standing committee to facilitate a discussion of the results. Board Role in Risk Oversight Our Board of Directors has ultimate authority and responsibility for overseeing our risk management. Our Board of Directors monitors, reviews and reacts to material enterprise risks identified by management. Our Board of Directors receives specific reports from executive management on credit, interest rate, liquidity, transactional, compliance and legal, strategic, and reputational risks and the degree of exposure to those risks. Our Board of Directors helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Committees of our Board of Directors have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Compensation Committee assesses and monitors risks in our compensation program. The Risk Committee, working closely with the Chief Risk Officer, assists our Board of Directors in its oversight of the enterprise-wide risk management of the Company, including but not limited to, risks associated with credit activities, regulatory compliance, vendor management, technology/cybersecurity, investment, markets, products and operational risks. The Company’s subsidiary Bank also has a separate board. The Bank board consists of certain members of the Company’s board. Its members are Messrs. Jones, O’Toole, Maddox, Robinson, Shadwick, King, Geist, Kuykendall and Rauckman. This Bank board meets on a regular basis and its committees also take an active role in risk management. The Bank board regularly shares its materials with the Company’s board on a regular basis. Proxy Statement Page 13

Director Compensation Director Compensation Director Compensation and Role of the Compensation Committee The compensation paid to our non-employee directors further advances the interests of the Company and its stockholders by encouraging increased share ownership to promote long-term stockholder value. The Compensation Committee is responsible for reviewing the effectiveness of the non-employee director compensation program in supporting the Company’s ability to attract qualified directors and align their interests with shareholders. The Compensation Committee reviews director compensation annually and considers a variety of factors, including our financial performance, general market conditions, director compensation at comparable companies, director responsibilities, and trends in director compensation practices. Any recommendations for changes in director compensation are made to our Board. The compensation payable under our directors’ compensation program for 2019 is described below. Compensation Program Description Annual Compensation Amount* Annual Director Fees $30,000 in cash and $30,000 in restricted stock Non-Executive Chairman Fee $25,000 Audit Committee Chair $20,000 Compensation Committee Chair $20,000 Corporate Governance & Nominating Committee Chair $20,000 Risk Committee Chair $20,000 *Each director has the ability to elect to receive the cash portion of such director’s fees in restricted stock In late 2019, Meridian Compensation Partners, LLC, the Company’s compensation consultant, conducted a market review of director compensation. Meridian used the same peer group that it used for executive compensation benchmarking to provide the Board with a market review of Board compensation, which included a review of retainers, meeting fees and equity grants to directors. The Compensation Committee reviewed the data, and after consideration of the same, recommended that the Board approve the following changes to the 2020 Director Compensation Program: (1) added retainers for committee members (except chairs) as follows: $5,000 for Audit Committee members, $2,500 for Compensation, Nominating and Risk Committee members; and (2) increased non- executive chair fee to $30,000. The Board considered the recommendation and approved the changes effective after the 2020 Annual Meeting. Reimbursements Directors are reimbursed for reasonable expenses incurred in attending Board, committee and stockholder meetings, including reasonable expenses for travel, meals and lodging. Directors Deferred Fee Plan In 2018, our Board of Directors adopted a voluntary Directors’ Deferred Fee Plan (the “Directors’ Deferred Fee Plan”) that permits electing directors to receive deferred shares of our common stock in lieu of: (i) cash directors’ fees and (ii) stock directors’ fees. The payment of the deferred shares received under the Directors’ Deferred Fee Plan are deferred for tax purposes until a director’s service on our Board of Directors ends. Before any deferred shares are delivered to a participating director, the director does not have any right to vote any of his or her deferred shares nor to receive any cash dividends on the deferred shares to the extent dividends are payable on shares of our common stock. If and when we pay a cash dividend on our shares, additional deferred shares are credited to a participating director’s account. The additional shares credited have a value equal to the dividends that otherwise would have been payable to a plan account if the hypothetical shares then credited were actual shares of our common stock. All credited whole deferred shares will be settled in actual shares of our common stock and such shares will be issued to a director upon the director’s termination from service on our Board of Directors. Any fractional deferred share will be rounded up to a whole share. The plan applies only to eligible director compensation earned after that date. Proxy Statement Page 14

Director Compensation

2019 Non-Employee Director Compensation Table

The following table sets forth compensation earned, awarded or paid during 2019 to each director who served on our Board of Directors in 2019, other than Messrs. Jones, O'Toole, and Maddox, who are employees of the Company and did not receive any compensation for their service as directors. Mr. Maddox and Mr. Jones compensation is described in the "Summary Compensation Table" below. The table also includes other compensation earned by each director from us or the Bank, including that which is attributable to service as a director of the Bank or on a Bank advisory board.

	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All other Compensation (3) ($)	Total ($)
Rod Brenneman (4)	85,008	29,993	1,861	116,862
George Bruce (4)	30,015	59,985	739	90,739
Steven W. Caple (5)	15	59,985	-	60,000
Ron Geist	30,008	29,993	1,657	61,658
Jennifer Grigsby (4)	10,015	59,985	2,165	72,165
George E. Hansen III	15	59,985	1,768	61,768
Lance Humphreys	15	59,985	3,157	63,157
Mason King	15	59,985	2,628	62,628
James W. Kuykendall	15	59,985	739	60,739
Kevin Rauckman (4)	60,008	29,993	1,621	91,622
Michael Robinson	30,008	29,993	1,419	61,420
Jay Shadwick	20,015	59,985	1,119	81,119
Grey Stogner	30,007	29,993	2,566	62,566
Steve Swinson	15	59,985	739	60,739

(1) The amounts in this column include the non-employee director's cash retainer fees. Directors Bruce, Caple, Grigsby, Hansen, Humphreys, King, Kuykendall, Shadwick, and Swinson elected to receive their cash fees as restricted stock. Directors Brenneman, Bruce, Grigsby, and Rauckman received an additional $10,000 in connection with their service on a special committee of the Board that supported the initial public offering.

(2) The Restricted stock awards vest one year from the grant date. The 2019 restricted stock award grants vested on December 31, 2019. Each non-employee director was granted 1,935 restricted stock awards, those that elected to receive all fees in cash received another 1,935 shares. Vesting was subject to continued service on the Board of Directors through the vesting date. The foregoing restricted stock awards issued in 2019 are the only outstanding equity awards held by or on behalf of our non-employee directors as of December 31, 2019 except Mr. Stogner, who holds a performance-based restricted stock unit award previously granted in 2016 of 12,120 target restricted stock units (or 6,060 units for threshold performance or 18,180 units for stretch performance) that will cliff vest on December 31, 2021 based upon achievement of specified performance metrics.

The amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during fiscal 2019, whether or not deferred, computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the valuation are set forth in Note 18 of the notes to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(3) Amounts consist of travel costs to attend the initial public offering event.

(4) Directors Brenneman, Bruce, Grigsby, Hansen, King, Stogner, and Swinson elected to defer their 2019 equity compensation until such directors separates from service from the board.

Deferred Units Outstanding at December 31, 2019

Brenneman	1,935 units	King	3,870 units
Bruce	3,870 units	Stogner	1,935 units
Grigsby	3,870 units	Swinson	3,870 units
Hansen	3,870 units		

(5) Under the terms of Mr. Caple's employment with LHFI III, LLC, a stockholder of the Company, and its affiliates, all such fees and restricted stock awards for service on our Board of Directors were paid directly to or assigned to LHFI III, LLC.

Proxy Statement Page 15

Executive Compensation Executive Compensation Overview As an Emerging Growth Company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as defined in the rules promulgated under the Securities Act. These rules permit us to limit reporting of compensation disclosure to all persons serving as our principal executive officer during our last completed fiscal year and our two other most highly compensated executive officers, which are referred to as our “named executive officers” or “NEOs.” Our named executive officers for 2019, which consist of our current principal executive officer and the two other most highly compensated executive officers, are: o George F. Jones, Jr., President and Chief Executive Officer of the Company; o W. Randall Rapp, Chief Credit Officer; and o Mike Maddox, President and Chief Executive Officer of the Bank. We compensate our named executive officers through a combination of base salary, annual cash incentives, long- term equity incentives and other benefits, including perquisites. Our Board of Directors believes the executive compensation packages that we provide to our executives, including the named executive officers, should reward performance. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers. Compensation Program and Objectives The Company's 2019 executive compensation program and compensation decisions were based on the following principles: Pay for Performance Balanced Compensation Structure Market-Competitive Pay Opportunity Our compensation should reflect We seek to deliver a mix of fixed and Our compensation should be Company, business segment, and variable compensation that is competitive relative to our peers in individual performance. aligned with stockholder interests order to attract, motivate and retain a and the long-term interests of the talented executive team. Company and that appropriately balances risk and reward. Pay for Performance Our compensation program is grounded on a pay for performance philosophy and is designed to reward achievement of the Company's financial and strategic goals included in our business plans established before each performance cycle. In determining executive compensation, the Committee considers financial performance and strategic performance factors, risk performance, internal pay equity and individual NEO performance. The majority of our targeted compensation for our NEOs is in the form of variable compensation, a large portion of which is paid in performance shares and restricted stock units (RSUs) tied to the long-term performance of the Company and designed to be aligned with stockholder interests. Financial performance factors considered by the Committee in setting and determining executive annual and long-term compensation include the following:  Adjusted Return on Average Assets (“ROAA”)  Adjusted Earnings Per Share (“EPS”)  Adjusted Net Income Proxy Statement Page 16

Executive Compensation Practices and Policies Supporting Strong Corporate Governance and Compensation Programs We continue to maintain our disciplined approach to executive compensation with a focus on pay for performance, strong governance, risk management, and simplicity as evidenced by the following practices:  Pay for Performance: The majority of the targeted compensation for our NEOs is in the form of variable compensation linked to the long-term financial and strategic goals of the Company. Incentive compensation metrics are based on contribution margin, adjusted EPS and adjusted ROAA and NEOs’ goals are designed to be aligned to the plan.  Stockholder alignment: Our compensation program is designed to be aligned with our long-term interests and those of our stockholders with deferred long-term incentives (“LTI”) in the form of RSUs and Performance Shares linked to stock price appreciation.  Independent oversight: Our Compensation Committee includes only directors who are independent under applicable Nasdaq listing standards and the Committee is advised by an independent compensation consultant.  Incentive award limits: NEOs' incentive awards have a maximum payout cap.  Clawback of incentive compensation: Our Employee Compensation Policy and equity awards provide for clawbacks that allow us to recover shares issued pursuant to RSUs and PSUs under certain circumstances.  Risk management: We regularly evaluate the risk impact of the design of our incentive compensation program.  Balanced change in control protection: Our change in control severance policy includes a double trigger and does not provide excise tax gross-ups for any employees.  Restrictive covenants: LTI awards to NEOs are subject to non-competition and non-solicitation provisions.  Stock ownership requirements: Contractual stock ownership requirements for our NEOs. Balanced Compensation Structure The Committee determines compensation targets (sum of base salary, target Annual Cash Incentive (“AIP”) and LTI opportunities) for the NEOs at the beginning of the year, based on each executive’s role and market practice and our desired pay mix. Actual pay will vary based on Company and individual performance. Target AIP and LTI opportunities are established for, and communicated to, the NEOs at the beginning of the year or, if later, at the time of any subsequent increase in AIP or LTI opportunity. The actual year-end AIP awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of financial performance and other performance factors, risk performance and individual performance. The Committee also considers compensation levels of other executives in similar roles both within the Company and at industry peers before making compensation decisions. The Committee uses discretion to exercise its judgment instead of solely relying on a formulaic structure which it believes provides the right level of transparency while maintaining the flexibility necessary to pay amounts deemed appropriate for performance. The Committee has determined that a balance of the following pay components provides an effective combination of risk and reward: (At Risk) Time-based Element Base Salary Restricted Annual Incentive Performance Shares Stock Units Highlights Fixed compensation Award of Time Annual cash bonus Annual award of performance based on scope of based RSUs that opportunity based on shares that will vary and vest responsibility, impact on vest in 1/3 Company financial based on achievement of our the organization, increments over performance, primarily 3-year performance goals expertise, experience, and 3 years contribution margin, and individual performance. other performance factors, risk and individual performance. Proxy Statement Page 17

Executive Compensation As reflected in the table below, the majority of our CEO’s pay is performance driven.  2019 Targeted CEO Mix Time based RSUs 11% Performance Shares 11% Salary 44% Annual Incentive 34% Salary Annual Incentive Performance Shares Time based RSUs   Review of Compensation Policies and Practices Related to Risk Management The Committee undertakes an annual risk assessment by senior management of the Company's employee compensation practices in order to evaluate any compensation-based risks. The Company's General Counsel and its Chief Risk Officer may direct senior leaders from the Company's Human Resources, Legal, and Risk Management teams to compile and analyze information about the Company's incentive compensation practices and payment history to understand how evaluation of business risk events affect certain AIP and LTI performance measures and compensation decisions. After evaluation of the data and based on upon management’s evaluation of compensation risks, the Company’s General Counsel prepares a report of the risk assessment, which includes any recommendations for risk adjustments to incentive compensation in connection with risk events. Such report is then shared with the Committee. Peer Group For 2019 compensation decisions, the peer group consisted of the following companies: Enterprise Financial Services Horizon Bancorp, Inc. Mercantile Bank Corporation Corp Allegiance Bancshares, Inc. Stock Yards Bancorp, Inc. Veritex Holdings, Inc. Triumph Bancorp, Inc. Independent Bank Corporation 1st Source Corporation Equity Bancshares, Inc. CBTX, Inc. Meta Financial Group, Inc. First Internet Bancorp Sterling Bancorp, Inc. National Bank Holdings Corporation QCR Holdings, Inc. Market-Competitive Pay Opportunity The Committee reviewed and considered competitive market data from the following sources when approving NEO compensation: proxy data from an established peer group of companies (discussed above) and other market survey data from companies within the financial services industry. Role of the Compensation Committee The Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s NEOs. Specifically, the Committee has responsibility to, among other things:                 Proxy Statement Page 18

Executive Compensation  Review, approve, and administer all compensation programs affecting NEOs and evaluate whether such plans are aligned with the Company’s compensation structure policies;  Annually review and approve: o Performance criteria, goals, and award vehicles used in our compensation plans for our NEOs, and o Performance of and compensation delivered to our NEOs;    Review the Company’s compensation practices to evaluate whether such practices take into account risk outcomes in making compensation determinations and do not encourage imprudent risk-taking; and   Review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs. As described below, the Compensation Committee consults with management with respect to the compensation of the NEOs, other than the CEO. Role of NEOs in Compensation Decisions. Our CEO, senior Company Human Resources personnel, CFO and General Counsel provide information to the Compensation Committee at their request. Examples of information that management provides the Compensation Committee includes: business strategy, financial performance, risk assessments, accounting and legal considerations. Management representatives also provide the Compensation Committee with preliminary reviews of Company and executive performance for their determination of compensation pay decisions. The CEO provides feedback and recommendations on executives’ overall contribution to Company performance and individual responsibility for business segment, functional, and/or strategic goals. For 2020 compensation decisions, the CEO provided his recommendations during the Committee's October 2019 meeting and provided his final recommendations to the Committee during the Committee's February 2020 meeting. No NEO was involved in his or her own pay recommendations or decisions and the Compensation Committee meets in executive session. The role of the Committee and its consultant are discussed below. The decisions of the Committee for 2019 performance are reflected below under "Components of Compensation." Use of Consultants The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to provide independent counsel on the design and market competitiveness of the Company’s executive compensation program. Periodically, Meridian conducts a benchmarking study utilizing a peer group. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. In October 2018, Meridian conducted a competitive market analysis to provide guidance relating to setting 2019 compensation opportunities. The peer group was selected to represent banks of similar asset size (positioning the Company at median) with a similar business model. Applicable SEC rules require companies to assess whether the work of any compensation consultant who has played any role in determining or recommending the amount or form of executive or director compensation raises any “conflicts of interest.” If so, the company must disclose in its proxy statement the nature of any such conflict of interest and how it is being addressed. The Compensation Committee reviewed the relationships among Meridian and the Company’s trustees and executive officers in order to assess whether the work done by Meridian raised any conflicts of interest. The Compensation Committee did not identify any such conflicts of interest in its inquiry of these parties as a part of this assessment. Under its charter, the Compensation Committee also has the authority to retain, approve fees for and terminate advisors, consultants and legal counsel as it deems necessary to assist in the fulfillment of its responsibilities. Prior to engaging any such advisor, consultant or legal counsel, the Compensation Committee considers the independence assessment of such advisor pursuant to applicable Nasdaq and SEC rules, but the committee retains discretion to engage any such advisor, without regard to its independence, after considering the findings in such assessment. Components of Compensation Base Salary We provide each of our current named executive officers with a competitive fixed annual base salary. The base salaries for our named executive officers are reviewed annually by the Compensation Committee by taking into account the results achieved by each executive, his or her future potential, scope of responsibilities and experience, and competitive pay practices. For the fiscal year ended December 31, 2019, our named executive officers received annual base salaries as follows: (i) $463,500 for Mr. Jones; (ii) $350,000 for Mr. Rapp; and (iii) $360,500 for Mr. Maddox. Proxy Statement Page 19

Executive Compensation

Annual Incentive Program

Each of our current named executive officers are entitled to participate in our Annual Incentive Program, which provides for an annual cash award to be determined by the Compensation Committee based on attainment of certain performance criteria. Our Annual Incentive Program is designed to motivate and reward superior performance, attract and retain talent, encourage teamwork and collaboration, and ensure incentives are appropriately risk balanced.

Pursuant to the terms of the Annual Incentive Program, participants are awarded a cash incentive based on attainment of Company and individual performance goals during each calendar year. Award opportunities and performance goals are approved by the Compensation Committee at the beginning of each year. For 2019, the Company must have achieved at least a threshold level of net income for any awards to be paid and awards are subject to reduction for certain items.

Each participant under the Annual Incentive Program is assigned an incentive award target with threshold, target, and stretch performance levels of achievement. If actual performance falls below the threshold level of performance there would be no award payout. Performance at the threshold, target and stretch performance levels would result in payments equal to 50%, 100%, and 150% of the targeted incentive opportunity. Payouts for performance between the threshold and target or target and stretch performance levels would be interpolated to reward incremental improvement. Payouts may be adjusted by the Compensation Committee based upon its determination of whether the participant met his or her individual performance goals.

For 2019, the threshold achievement level net income number was $30,075,532, the Company's actual performance was $28,473,000. Because the Company did not achieve the threshold performance level of net income, no Annual Incentive Awards were paid to Messrs. Jones and Maddox. In connection with negotiations for him to join CrossFirst, Mr. Rapp received a guaranteed Annual Incentive Award of $175,000 for 2019 only and a $30,000 signing bonus.

Equity Awards

We grant equity awards to our employees, including our named executive officers, in order to drive achievement of our long-term financial objectives and value creation for stockholders, provide rewards for our overall performance and tie value to our stock price performance, align our employees' interests with those of our stockholders and promote equity ownership among our employees. A summary of our equity compensation plans is provided below under "Equity Based Plans." For 2019, we granted the long-term equity incentives described below to our named executive officers.

In 2019, we granted time-based restricted stock units and performance shares to Messrs. Jones and Maddox as follows:

Name	Grant Date	No. of RSUs	Performance Shares
George F. Jones, Jr.	2/27/19	7,476	7,476
Mike Maddox	2/27/19	4,652	4,652

The above time-based restricted stock unit awards granted to Messrs. Jones and Maddox in February 2019 will vest annually in one-third increments. Mr. Rapp did not receive annual awards as he was not an executive with CrossFirst at the time of grant.

The performance shares support the achievement of our long-term strategic and financial objectives and create an incentive to deliver stockholder value. The award of performance shares granted are contingent upon 3-year performance goals established for EPS and ROA, which are equally weighted. The performance shares granted in February 2019 to Messrs. Jones and Maddox will cliff vest in 2022 based on certification of performance, and can vary between 50% of target for threshold performance and 150% of target for performance at maximum. Linear interpolation will be used if achievement is between values, and the entire award will be forfeited if threshold performance is not met on both measures.

Other Awards

The Compensation Committee awarded Messrs. Jones and Maddox a bonus in connection of their work on the initial public offering of $97,335 and $63,088 respectively. The Committee also evaluated the results under our Annual Incentive Plan, including net income that was modestly below the plan threshold.

Proxy Statement Page 20

Executive Compensation The Committee recognized that certain unanticipated external factors contributed to these results, including changes that impacted collectability of a loan. The Committee also considered key achievements of Mr. Jones and Mr. Maddox during 2019, including adjusting our business model to increase profitability. Based on this assessment, the Committee determined to award discretionary awards to Mr. Jones and Mr. Maddox at the threshold level under the plan ($139,050 and $90,125 respectively).  Mr. Rapp received an award of 45,162 Stock Settled Appreciation Rights as negotiated in connection with his joining CrossFirst. Mr. Rapp also received a $20,000 spot bonus during 2019.   Other Benefits and Perquisites The named executive officers participate in the Company’s broad-based employee welfare benefit plans, such as medical, dental, vision, supplemental disability and term life insurance. The named executive officers also participate in the Company’s 401(k) plan. The Company makes safe harbor matching contributions of 100% of employees’ salary deferral amounts on the first 1% of employees’ compensation (excluding any expense repayments, fringe benefits, moving expenses, deferred compensation and welfare benefits) plus 50% of employees’ salary deferral amounts on over 1% of employees’ compensation but not over 6% of employees’ compensation. The named executive officers are provided the same welfare benefits and 401(k) plan matching contributions and participate in the cost at the same rate as all other employees. We provide our named executive officers with certain perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. These perquisites include in some cases mobile communications (including iPhones, iPads and a data plan), the use of an automobile or an automobile allowance, and country club memberships, as discussed in more detail in connection with the description of the employment agreements of our named executive officers below. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. Based on these reviews, perquisites may be adjusted on an individual basis. Employment Agreements Employment Agreement with George F. Jones, Jr. On May 1, 2018, we entered into an amended employment agreement with Mr. Jones pursuant to which he serves as the Chief Executive Officer of the Company for a term continuing through December 31, 2021 and as a Director of the Company. Under the employment agreement, Mr. Jones is entitled to an annual base salary of not less than $450,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 60% of his base salary. Mr. Jones is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with the Company’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Company. The fringe benefits to which Mr. Jones is entitled include: (i) reasonable vacation time when needed; (ii) Group Health Insurance (medical, vision, and dental) and Long and Short Term Disability Insurance; (iii) mobile communications, including iPhones, iPads, and a data plan for use in connection with the Company’s business; (iv) an automobile allowance; and (v) continued and existing use of Dallas Country Club and the Crescent Club memberships in connection with the Company’s business. In addition, Mr. Jones is entitled to receive any additional fringe benefit that any other employee of the Company is entitled to receive. The employment agreement was further amended (y) on March 20, 2019 to provide for an automobile allowance as described above in lieu of a Company- provided automobile and to reference the CrossFirst Bankshares, Inc. 2018 Omnibus Equity Incentive Plan (the “2018 Equity Incentive Plan”) as the plan governing the equity awards granted to Mr. Jones and (z) on May 1, 2019 to increase the severance payment payable to Mr. Jones upon certain termination events described below from one and one half (1.5) times to three times the sum of his current base salary and the average of his bonuses from the three prior years. The employment agreement provides that Mr. Jones will have the right to participate in the Company’s Stock Appreciation Rights Plan (which was assumed, superseded and replaced by the 2018 Equity Incentive Plan with respect to awards granted to Mr. Jones). The employment agreement required that the Company grant Mr. Jones 60,000 stock appreciation rights (“SARs”) as of the effective date of the employment agreement, with a grant price of $14.25 per share. These additional SARs vest in increments of 20,000 on each of May 1, 2019, May 1, 2020 and May 1, 2021. In addition to any vesting rights under the 2018 Equity Incentive Plan, in the event Mr. Jones experiences an event providing him a “good reason for resignation,” all 60,000 SARs will fully vest. Under the terms of the employment agreement, Mr. Jones would experience an event giving rise to a “good reason for resignation” on the occurrence of any of the following circumstances: (i) a material reduction in his base salary; (ii) a material diminution of his authority, duties or responsibility, other than as reasonably agreed upon by Mr. Jones as part of the transition to a new management team in anticipation of Mr. Jones’ retirement; (iii) a material breach of the employment agreement with respect to any Proxy Statement Page 21

Executive Compensation payment due to Mr. Jones by the Company; or (iv) a material breach of the employment agreement by the Company with respect to the provision of life insurance, medical, health and accident or disability plans in which Mr. Jones was participating at the time of the employment agreement (other than any such matters implemented by the Company as part of a Company-wide cost reduction program and applicable to all Company management employees). Furthermore, in the employment agreement the Company agrees that Mr. Jones will be eligible for retirement under the 2018 Equity Incentive Plan as of April 29, 2021, and that if Mr. Jones retires on December 31, 2021, any SARs granted to him on or before December 31, 2020 shall be fully vested. The employment agreement also provided for Mr. Jones to receive 60,000 restricted share units under the Company’s Equity Incentive Plan (which was assumed, superseded and replaced by the 2018 Equity Incentive Plan with respect to awards granted to Mr. Jones) as of the effective date of the employment agreement. These awards vest in increments of 20,000 shares on each of May 1, 2019, May 1, 2020 and May 1, 2021. In addition to any vesting rights under the 2018 Equity Incentive Plan, all 60,000 equity incentive awards will fully vest should Mr. Jones experience an event giving rise to a “good reason for resignation” as described above. Furthermore, the Company agrees that Mr. Jones is entitled to retire on December 31, 2021, with full vesting of all awards granted under to him on or before December 31, 2020. The employment agreement provides that any future awards granted to Mr. Jones under the 2018 Equity Incentive Plan will have a performance period ending on or before December 31, 2021. The employment agreement further states, provided that Mr. Jones remains employed by the Company during the 2019 calendar year, that the Company will grant to Mr. Jones equity awards with a number of underlying shares equal to 50% of Mr. Jones’ base salary for 2019 divided by the per share price of the Company’s stock as of the date of grant. The equity awards granted in 2019 shall become fully vested no later than December 31, 2021. Mr. Jones is also entitled to equity incentive awards with identical terms to the 2019 grant to be granted in 2020, and 2021. All of these equity incentive awards shall fully vest if Mr. Jones experiences an event that constitutes an occurrence giving rise to a “good reason for resignation.” To the extent not previously vested, all equity awards granted to Mr. Jones under the 2018 Equity Incentive Plan shall vest if Mr. Jones retires on December 31, 2021. Furthermore, the employment agreement mandates that as a condition of his employment with the Company, Mr. Jones acquire at least 14,035 shares of the Company’s stock and prohibits Mr. Jones from selling or transferring any of these shares without the prior consent of the Company’s Board of Directors. Mr. Jones’ employment agreement provides for certain payments in the event of a qualifying termination of employment and in connection with a “change in control” of the Company. In the event of termination by the Company without cause or by Mr. Jones for good reason, the Company may become obligated to pay Mr. Jones: (i) a lump sum equal to Mr. Jones’ accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination, payable on the 60th day after termination; (ii) a severance payment equal to 1.5 (three in the case of such a termination within twelve months of a change of control) times the sum of Mr. Jones’ current base salary and the average of his bonuses from the three prior years to be made on a bi-monthly basis over the ensuing 12 months after the date of termination; (iii) 12 monthly payments each equal to his COBRA Premium, provided that such payments cease as of the date Mr. Jones becomes eligible for insurance coverage with a new employer; and (iv) a lump sum cash payment by the 60th day after his termination equal to the gross value of any awarded yet unvested stock appreciation right grants or equity incentive plan grants. The Company may be obligated under Mr. Jones’ employment agreement to make certain payments, including for COBRA Premiums, to Mr. Jones in the event he is terminated under other circumstances, including termination for death or disability. Certain of Mr. Jones’ rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of Company employees and employment by Mr. Jones at companies that provide financial services similar to services provided by the Company or certain Company affiliates. Employment Agreement with W. Randall Rapp On April 1, 2019, CrossFirst Bank entered into an employment agreement with Mr. Rapp pursuant to which he serves as the Chief Credit Officer of the Bank. The employment agreement is for an initial term of three years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least thirty days prior to the ensuing termination date, or unless Mr. Rapp is earlier terminated in accordance with the agreement. Under the employment agreement, Mr. Rapp is entitled to an annual base salary of not less than $350,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 40% of his base salary, which may be increased up to 60%. Mr. Rapp was guaranteed an incentive bonus of $175,000 for 2019. Mr. Rapp is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with CrossFirst Bank’s established policies                 Proxy Statement Page 22

Executive Compensation and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our Board of Directors. The fringe benefits to which Mr. Rapp is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Bank, all reasonable and customary fringe benefit plans made available to employees of the Bank and the Company, including, but not limited to, Group Health Insurance (medical, vision, and dental) and Long and Short Term Disability Insurance; (iii) mobile communications, including iPhones, iPads, and a data plan for use in connection with CrossFirst Bank’s business; and (iv) an automobile allowance. The employment agreement provides that Mr. Rapp shall have the right to participate in the 2018 Equity Incentive Plan. Mr. Rapp’s right to participate in the plan is subject to vesting and other rights described in the plan. The employment agreement requires the Company to grant Mr. Rapp SARs valued at two times his base salary. In addition, the employment agreement provides that Mr. Rapp’s will be entitled to a grant of awards under the 2018 Equity Incentive Plan valued at $105,000 in 2020 and an equity incentive opportunity of 30% of his base salary for awards after 2020 (subject to increase). Furthermore, the employment agreement mandates that as a condition of his employment with the Bank, Mr. Rapp acquire, within one year of the effective date of the employment agreement, $200,000 worth of equity in the Company. As a condition of Mr. Rapp’s continued employment with the Company, Mr. Rapp is prohibited from selling or transferring any of this equity in the Company without receiving consent in accordance with the terms of his employment agreement. Mr. Rapp’s employment agreement provides for certain payments in the event of a qualifying termination of employment and in connection with a “change in control” of CrossFirst Bank. In the event of termination of Mr. Rapp by CrossFirst Bank without cause or by Mr. Rapp for good reason, CrossFirst Bank may become obligated to pay Mr. Rapp: (i) a lump sum equal to Mr. Rapp’s accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day after termination; (ii) a severance payment equal to one times the sum of Mr. Rapp’s current base salary and the average of his bonuses from the three prior years to be made on a bi-monthly basis over the ensuing 12 months after the date of termination; and (iii) 12 monthly payments each equal to his COBRA Premium, provided that such COBRA Premium payments cease as of the date Mr. Rapp becomes eligible for insurance coverage with a new employer. CrossFirst Bank may be obligated under Mr. Rapp’s employment agreement to make certain payments, including for COBRA Premiums, to Mr. Rapp in the event he is terminated under other circumstances, including termination for death or disability. Certain of Mr. Rapp’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of CrossFirst Bank employees and employment by Mr. Rapp at companies that provide financial services similar to services provided by CrossFirst Bank or certain CrossFirst Bank affiliates. Employment Agreement with Michael J. Maddox On May 1, 2015, CrossFirst Bank entered into an employment agreement with Mr. Maddox pursuant to which he serves as the President and Chief Executive Officer of the Bank, and a Director of the Company and the Bank. The employment agreement is for an initial term of three years with automatic annual renewals thereafter unless either party provides notice of non-renewal at least thirty days prior to the ensuing termination date, or unless Mr. Maddox is earlier terminated in accordance with the agreement. Under the employment agreement, Mr. Maddox is entitled to an annual base salary of not less than $285,000 and is eligible to receive periodic incentive bonuses for each fiscal year, with the bonus opportunity being equal to 50% of his base salary. Mr. Maddox is also eligible to receive employee benefits, fringe benefits and perquisites in accordance with CrossFirst Bank’s established policies and to participate in equity or other long-term compensation programs at the discretion of the Compensation Committee of our Board of Directors. The fringe benefits to which Mr. Maddox is entitled include the following: (i) taking reasonable vacation time when needed; (ii) the ability to participate in, under the same terms and conditions as all other employees of the Bank, all reasonable and customary fringe benefit plans made available to employees of the Bank and the Company, including, but not limited to, Group Health Insurance (medical, vision, and dental) and Long and Short Term Disability Insurance; (iii) mobile communications, including iPhones, iPads, and a data plan for use in connection with CrossFirst Bank’s business; (iv) an automobile allowance; and (v) the continued and existing use of a club membership in connection with CrossFirst Bank’s business. The employment agreement was amended on March 19, 2019 to provide for an automobile allowance as described above in lieu of a Company-provided automobile and to reference the 2018 Equity Incentive Plan as the plan governing the equity awards granted to Mr. Maddox. The employment agreement provides that Mr. Maddox shall have the right to participate in the 2018 Equity Incentive Plan. Mr. Maddox’s right to participate in the plan is subject to vesting and other rights described in the plan. Proxy Statement Page 23

Executive Compensation In addition, the employment agreement provides that Mr. Maddox’s initial equity incentive bonus opportunity under the 2018 Equity Incentive Plan shall be 40% of his base salary. Furthermore, the employment agreement mandates that as a condition of his employment with the Bank, Mr. Maddox acquire, within three months of the effective date of the employment agreement, $400,000 worth of equity in the Company. As a condition of Mr. Maddox’s continued employment with the Company, Mr. Maddox is prohibited from selling or transferring any of this equity in the Company without receiving consent in accordance with the terms of his employment agreement. Mr. Maddox’s employment agreement provides for certain payments in the event of a qualifying termination of employment and in connection with a “change in control” of CrossFirst Bank. In the event of termination of Mr. Maddox by CrossFirst Bank without cause or by Mr. Maddox for good reason, CrossFirst Bank may become obligated to pay Mr. Maddox: (i) a lump sum equal to Mr. Maddox’s accrued, earned but unpaid compensation and bonuses for the period ending on his date of termination payable on the 60th day after termination; (ii) a severance payment equal to two (three in the case of such a termination within twelve months of a change of control) times the sum of Mr. Maddox’s current base salary and the average of his bonuses from the three prior years to be made on a bi-monthly basis over the ensuing 12 months after the date of termination; and (iii) 24 (36 in the case of termination within twelve months of a change of control) monthly payments each equal to his COBRA Premium, provided that such COBRA Premium payments cease as of the date Mr. Maddox becomes eligible for insurance coverage with a new employer. CrossFirst Bank may be obligated under Mr. Maddox’s employment agreement to make certain payments, including for COBRA Premiums, to Mr. Maddox in the event he is terminated under other circumstances, including termination for death or disability. Certain of Mr. Maddox’s rights to severance and other compensation in the event of termination of his employment are subject to certain restrictive covenants, including with respect to non-solicitation of CrossFirst Bank employees and employment by Mr. Maddox at companies that provide financial services similar to services provided by CrossFirst Bank or certain CrossFirst Bank affiliates. Equity Based Plans Equity based incentive awards are currently made through the Company’s 2018 Equity Incentive Plan. The Board of Directors approved the 2018 Equity Incentive Plan on October 25, 2018. Upon the approval of the 2018 Equity Incentive Plan, no further awards were granted under the Company’s previous equity plans: (i) the CrossFirst Bankshares, Inc. Stock Appreciation Rights Plan; (ii) the CrossFirst Holdings, LLC Equity Incentive Plan; (iii) the CrossFirst Holdings, LLC New Market Founder Equity Incentive Plan; and (iv) the CrossFirst Bankshares, Inc. Employee Equity Incentive Plan (each, a “Legacy Plan”). Outstanding equity awards granted under the Legacy Plans were assumed as awards under the 2018 Equity Incentive Plan as agreed upon with participants, impacting all participants who agreed to the assumption, and such assumed awards are subject to the terms of the 2018 Equity Incentive Plan (each, a “Legacy Award”). We also have an Employee Stock Purchase Plan, pursuant to which shares were purchased in March 2019 pursuant to elections made in April 2018, after which time the ESPP was suspended.                 Proxy Statement Page 24

Executive Compensation

2019 Executive Compensation Tables

The narrative discussed above, tables and footnotes below, describe the total compensation paid for 2019 to each of our named executive officers.

2019 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company's years ended December 31, 2019, and to the extent required by SEC executive compensation disclosure rules, 2018. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective period.

Executive	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2)(3) ($)	Option Awards [2}(4) ($)	Non-Equity Incentive Plan Compensati on (($)	All Other Compensation (5) ($)	Total ($)
George F. Jones, Jr. CEO and President	2019	461,813	236,385	231,756	-	-	45,679	975,633
	2018	385,417	-	1,000,367	216,323	335,000	40,650	1,977,757
W. Randall Rapp Chief Credit Officer	2019	278,430	225,000	-	279,399	-	18,726	801,555
Michael J. Maddox President & CEO, CrossFirst Bank	2019	359,191	153,213	144,212	-	-	59,616	716,552
	2018	346,857	-	286,563	442,037	210,000	53,267	1,338,742

(1) Represents a bonus of $175,000 pursuant to his employment agreement, a sign-on bonus of $30,000 and an additional bonus of $20,000 to Mr. Rapp; an IPO bonus of $97,335 and a discretionary bonus of $139,050 to Mr. Jones, and an IPO bonus of $63,087 and discretionary bonus of $90,125 to Mr. Maddox.

(2) The amounts set forth in the "Stock Awards" and "Option Awards" columns reflect the aggregate grant date fair value of equity awards for the fiscal year ended December 31, 2019 in accordance with FASB ASC Topic 718. The fair market value of the option award amounts, consisting of stock settled appreciation rights awards, was determined using the Black-Scholes Model. The assumptions used in calculating the stock settled appreciation rights award amounts are set forth in Note 18 of the notes to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019

(3) The amounts set forth in this column include the aggregate grant date fair values of time-based restricted stock units granted in 2019 as follows: (i) $115,875 for Mr. Jones; and (ii) $72,100 for Mr. Maddox. Such amount also includes performance shares with an aggregate grant date fair value of (i) $115,875 for Mr. Jones; and (ii) $72,100 for Mr. Maddox.

(4) For the fiscal year ended December 31, 2019, the amounts set forth in this column consist of aggregate grant date fair values of time-based stock settled appreciation rights granted of $279,399 for Mr. Rapp.

(5) "All Other Compensation" for the named executive officers during 2019 is summarized below.

Name	Company 401k Match	Club Dues and Expenses (A)	Disability and Life Insurance (B)	Automobile Expense (C)	Other (D)	Total "All Other Compensation"
George F. Jones, Jr.	0	15,127	8,212	16,546	5,794	45,679
W. Randall Rapp	9,950	0	2,285	5,700	791	18,726
Michael J. Maddox	9,800	19,659	3,882	18,933	7,342	59,936

(A) Includes annual dues for country clubs and related meals and incidentals.
(B) Includes premiums for disability and life insurance policies.
(C) Includes the aggregate incremental cost of maintenance, fuel, registration, insurance and other variable costs incurred by the Company with respect to the Company-owned car used by the executive. The aggregate

Proxy Statement Page 25

Executive Compensation

incremental cost to the Company does not include fixed costs that would be incurred regardless of the executive's personal use of the Company-owned car (e.g., depreciation).

(D) Includes the costs of a physical exam for Mr. Maddox ($3,500.44). For all NEOs includes costs related to travel and related expenses to the Nasdaq listing ceremony for the executive and his spouse.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following tables set forth information relating to the unexercised or unvested equity awards held by the named executive officers as of December 31, 2019:

	Option Awards					Stock Awards			
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
George F. Jones, Jr.	25,974	34,632 (2)	—	$ 8.25	4/29/2031	—	—	—	—
	20,000	40,000 (3)	—	$ 14.25	6/15/2033	—	—	—	—
	—	—	—	—	—	55,040 (4)	793,677	—	—
	—	—	—	—	—	—	—	55,960 (5)	806,943
W. Randall Rapp	—	45,162(6)	—	$ 15.50	4/1/2029	—	—	—	—
Michael J. Maddox	45,712	11,430 (7)	—	$ 6.25	1/24/2028	—	—	—	—
	39,182	29,388 (8)	—	$ 7.50	5/1/2025	—	—	—	—
	13,062	9,796 (9)	—	$ 7.50	5/1/2028	—	—	—	—
	51,430	—	—	$ 5.00	7/31/2020	—	—	—	—
	20,000	40,000 (10)	—	$ 14.25	7/26/2033	—	—	—	—
	—	—	—	—	—	14,834 (11)	213,906	—	—
	—	—	—	—	—	—	—	4,652(12)	67,082

(1) The market value is based on the closing price of our common stock of $14.42 on December 31, 2019.

Proxy Statement Page 26

Executive Compensation (2) Time-based stock settled appreciation rights awards vest as follows: (i) 8,658 awards vest on April 30, 2020; (ii) 8,658 awards vest on April 30, 2021; (iii) 8,658 awards vest on April 30, 2022; and (iv) 8,658 awards vest on April 30, 2023. (3) Time-based stock settled appreciation rights awards vest as follows: (i) 20,000 awards vest on May 1, 2020; and (ii) 20,000 awards vest on May 1, 2021. (4) Time-based restricted stock unit awards vest as follows: (i) 2,492 awards vest on February 28, 2020; (ii) 20,000 awards vest on May 1, 2020; (iii) 7,564 awards vest on December 31, 2020; (iv) 2,492 awards vest on February 28, 2021; (v) 20,000 awards vest on May 1, 2021; (vi) 2,492 awards vest on February 28, 2022. (5) Represents the maximum number of performance-based restricted stock units that may vest on December 31, 2021 and February 28, 2022 based upon the achievement of certain performance metrics. (6) Time-based stock settled appreciation rights awards vest as follows: (i) 6,452 awards vest on April 1, 2020; (ii) 6,451 awards vest on April 1, 2021; 6,452 awards vest on April 1, 2022; 6,452 awards vest on April 1, 2023; 6,452 awards vest on April 1, 2024; 6,451 awards vest on April 1, 2025; and 6,452 awards vest on April 1, 2026. (7) Time-based stock settled appreciation rights awards vest as follows: (i) 11,430 awards vest on January 24, 2020. (8) Time-based stock settled appreciation rights awards vest as follows: (i) 9,796 awards vest on May 1, 2020; (ii) 9,796 awards vest on May 1, 2021; and (iii) 9,796 awards vest on May 1, 2022. (9) Time-based stock settled appreciation rights awards vest as follows: (i) 3,266 awards vest on May 1, 2020; (ii) 3,264 awards vest on May 1, 2021; and (iii) 3,266 awards vest on May 1, 2022. (10) Time-based stock settled appreciation rights awards vest as follows: (i) 20,000 awards vest on July 26, 2020; and (ii) 20,000 awards vest on July 26, 2021. (11) Time-based restricted stock unit awards vest as follows: (i) 1,551 awards vest on February 28, 2020; (ii) 10,182 awards vest on December 31, 2020; (iii) 1,550 awards vest on February 28, 2021; and (iv) 1,551 awards vest on February 28, 2022. (12) Represents the maximum number of performance-based restricted stock unites that may vest on February 28, 2022 based upon the achievement of certain performance metrics. Potential Payments upon a Termination or Change in Control Below we have described how the equity awards set forth in the table above are generally treated in the event of a change in control or upon the named executive officer’s termination of employment pursuant to the terms of the applicable award, in each case subject to the specific terms of such officer’s employment agreement described above. Change in Control In the event the Company experiences a change in control, all of the time-vesting outstanding equity awards listed above will become fully vested as of the date of the change in control, while any performance-vesting equity award will vest at a target level of goal achievement as of the date of the change in control. Termination of Employment Termination of Employment due to Death or Disability In the event a named executive officer experiences a termination of employment due to death or disability, all of the named executive officer’s outstanding equity awards listed above will become fully vested. The named executive officer or his estate may only exercise a stock appreciation right which vests due to the named executive officer’s termination of employment due to death or disability within the 12- month period following the date of the named executive officer’s termination of employment due to death or disability. Termination of Employment due to Qualified Retirement In the event a named executive officer experiences a termination of employment due to qualified retirement, a pro rata portion of the named executive officer’s time-based vesting restricted stock units will vest upon the named executive officer’s retirement. For named executive officers, any stock appreciation rights with a date of grant preceding the named executive officer’s termination of employment due to qualified retirement by 12 months or more shall become vested upon the named executive officer’s termination of employment due to qualified retirement. Such Proxy Statement Page 27

Executive Compensation stock appreciation rights may only be exercised during the 12-month period following the named executive officer’s termination of employment due to qualified retirement. An executive officer must have attained the age of 65, be in good standing with the Company and have been employed with the Company for no less than 5 years to be eligible for qualified retirement. As of December 31, 2019 no named executive officer was eligible for a qualified retirement. Proxy Statement Page 28

Audit Matters Audit Matters PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the independent public accounting firm. Each year the Audit Committee evaluates the qualifications and performance of the independent public accounting firm and considers, as appropriate, the rotation of the independent audit firm. Based on this evaluation, the Board of Directors and the Audit Committee recommend that you approve the ratification of the appointment of BKD LLP (“BKD”) to serve as our independent registered public accounting firm for the 2020 year. The Board of Directors and the Audit Committee believe the continued retention of BKD is in the best interest of the Company and its stockholders. BKD has served as the independent registered public accounting firm for the Company since 2009. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s Charter, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. The current lead BKD audit partner was designated commencing with the 2017 audit. A representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Board of Directors recommends a vote “FOR” the ratification of BKD’s appointment as our independent registered public accounting firm for the 2020 year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed. Independent Registered Public Accounting Firm Fees The Audit Committee pre-approves all audit and non-audit fees associated with the Company’s retention of BKD. The following table summarizes the aggregate fees (including related expenses) for professional services provided by BKD related to 2019 and 2018 (amounts in thousands). 2019 2018 Audit Fees (1) 639,434 251,011 Audit-Related Fees (2) 87,812 85,488 Tax Fees (3) 132,503 146,957 All Other Fees (4) - - Total 859,749 483,456 (1) Audit fees include financial statement audits, review of interim financial statements, audit committee meetings, accounting and auditing consultations, comfort letters and consents. (2) Audit related fees include the audits of employee benefit plans and audits of internal controls over financial reporting (3) Tax fees include tax compliance, return preparation, advice, planning, cost segregation studies and state and local tax services. Proxy Statement Page 29

Audit Matters Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services In order to assure the continued independence of our independent registered public accounting firm, the Audit Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre- approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards. Audit Committee Report The Company’s Audit Committee oversees and reports to the board of directors regarding accounting and financial reporting processes, the audits of the financial statements, the qualifications and independence of the independent registered public accounting firm engaged to provide independent audits and related services, and the performance of the internal audit function and independent registered public accounting firm; and also performs the other duties of the committee specified by federal securities laws and regulations, the Federal Deposit Insurance Act and related regulations, the listing standards of the Nasdaq, and its charter. The committee (1) has reviewed and discussed the audited financial statements included in the Company’s 2019 Annual Report on Form 10-K with management; (2) has discussed with our independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (‘PCAOB”) and the rules of the SEC and Nasdaq); and (3) has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCABOB regarding the independent accountant’s communications with the committee concerning independence and has discussed independence with the independent registered public accounting firm. Based upon this review, discussion, disclosures, and materials described in (1) through (3), the committee recommended to the board of directors that the audited financial statements be included in the 2019 Annual Report on Form 10-K. The committee also has considered whether the amount and nature of non-audit services rendered by the independent accountant are consistent with its independence. Submitted by the Audit Committee of the Board of Directors: Kevin Rauckman (Chair) Steven W. Caple Jennifer Grigsby James Kuykendall Steve Swinson The information contained in the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in such filing. Proxy Statement Page 30

Beneficial Ownership

Beneficial Ownership of Company Common Stock

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with stockholders. All of our executive officers, including our NEOs, are subject to share ownership guidelines and share retention requirements as described above in "Compensation Discussion and Analysis." This commitment ties a portion of their net worth to the Company's stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of March 9, 2020 by the persons and groups specified below. The percentage of calculations below are based on the number of shares of Common Stock outstanding as of March 9, 2020.

5 % Beneficial Owners	S hares of CrossFirst Common Stock Beneficially Owned (1)	Percentage of CrossFirst Common Stock Outstanding
T. Rowe Price (2)	3,977,301	7.63%
First Security Bancorp (3)	3,054,924	5.86%
Executive Officers and Directors		
Rod Brenneman (4)	236,165	*
George Bruce (5)	46,371	*
Steven W. Caple (6)	856,966	1.64%
Ron Geist (7)	700,501	1.34%
Jennifer Grigsby (8)	42,278	*
George E. Hansen III (9)	96,526	*
Lance Humphreys (10)	62,588	*
George F. Jones, Jr. (11)	160,295	*
Mason King (12)	1,104,235	2.12%
James Kuykendall (13)	282,754	*
Michael J. Maddox (14)	215,617	*
David O'Toole (15)	243,280	*
W. Randall Rapp (16)	18,665	*
Kevin Rauckman (17)	41,310	*
Michael Robinson (18)	117,493	*
Jay Shadwick (19)	99,899	*
Grey Stogner (20)	39,771	*
Stephen K. Swinson (21)	83,752	*
Directors and executive officers as a group (21 persons) (22)	4,620,265	8.85%

* Represents beneficial ownership of less than 1%.

(1) Beneficial ownership information is based upon information supplied by officers, directors and principal stockholders of the Company. Except as to jointly held shares and except as otherwise noted in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Amounts include shares subject to restricted stock awards, which have voting rights. With respect to the number of shares issuable upon settlement of stock-settled appreciation rights, the number is based upon a deemed market price per share of our common stock of $9.83, the Company's closing stock price on March 9, 2020.

(2) Information is furnished in reliance on the Schedule 13G of T. Rowe Price Associates, Inc. filed on February 14, 2020. These shares are owned by various investors for which T. Rowe Price ("T. Rowe Price") serves as investment advisor with power to direct investments and/or sole power to vote the securities. The Schedule 13G indicates that T. Rowe Price has sole voting power of 965,762shares and sole dispositive power of 3,977,301 shares. T. Rowe Price's principal address is 100 E. Pratt Street, Baltimore, Maryland, 21202.

Proxy Statement Page 31

Beneficial Ownership (3) Information is furnished in reliance on First Security Bancorp’s shares held at the Company’s transfer agent as of March 9, 2020. First Security Bancorp’s principal address is 314 North Spring Street, Searcy, Arkansas, 72413. (4) Consists of: (i) 192,360 shares held by the Brenneman Living Trust of which Mr. Brenneman is a co-trustee together with his spouse and as to which shares Mr. Brenneman has shared voting and investment power, 1,054 shares held by Mr. Brenneman individually, (iii) 39,500 shares held by Mr. Brenneman’s IRAs, (iv) 1,316 unvested shares of restricted stock held by Mr. Brenneman, and (v) 1,935 shares of phantom stock payable in common stock upon Mr. Brenneman’s separation of service as a director. (5) Consists of: (i) 8,000 shares held by Mr. Bruce’s IRA, (ii) 33,447 shares held jointly by Mr. Bruce and his spouse, and (iii) 1,054 shares held by Mr. Bruce individually, and (iv) 3,870 shares of phantom stock payable in common stock upon Mr. Bruce’s separation of service as a director. (6) Consists of 1,504 unvested shares of restricted stock and 855,462 shares held by LHFI III, LLC, of which Mr. Caple serves as sole manager and as to which shares Mr. Caple has shared voting and investment power. (7) Consists of: (i) 39,536 shares held jointly by Mr. Geist and his spouse, (ii) 3,911 shares held by Mr. Geist individually, (iii) 752 unvested shares of restricted stock held by Mr. Geist, and (iv) 656,302 shares held by Starwood Investments, L.P., of which Mr. Geist serves as managing partner and as to which shares Mr. Geist has shared voting and investment power. (8) Consists of: (i) 38,408 shares held by the Jennifer M. Grigsby Living Trust of which Ms. Grigsby is a co-trustee together with her spouse and as to which shares Ms. Grigsby has shared voting and investment power and (ii) 3,870 shares of phantom stock payable in common stock upon Ms. Grigsby’s separation of service as a director. (9) Consists of: (i) 33,406 shares held by Mr. Hansen’s IRA, (ii) 46,946 shares held by HCI, LLC, of which Mr. Hansen is the sole member and as to which shares Mr. Hansen has shared voting and investment power,(iii) 12,304shares held by Mr. Hansen individually, and (iv) 3,870 shares of phantom stock payable in common stock upon Mr. Hansen’s separation of service as a director. (10) Consists of: (i) 752 unvested shares of restricted stock held by Mr. Humphreys, (ii) 5,924 shares held by Mr. Humphreys individually, (iii) 31,912 shares held by 410 Investments, LLC, of which Mr. Humphreys is manager and as to which shares Mr. Humphreys has shared voting and investment power, and(iv) 24,000 shares held in the Davidene P. Humphreys IRA as to which Mr. Humphreys is a beneficiary. (11) Consists of: (i) 132,772 shares held by G&M Partners, LTD, of which Mr. Jones is the Managing General Partner, and as to which shares Mr. Jones has shared voting and investment power, (ii) shares issuable upon settlement of 34,632 stock- settled appreciation rights with an exercise price of $8.25 which are exercisable within 60 days of March 9, 2020; and (iii) 21,956 shares held individually. 112,122 shares held by G&M Partners, LTD have been pledged as collateral for outstanding indebtedness. (12) Consists of: (i) 54,749 held by Mr. King individually,(ii) 405,264 shares held by Luther King Capital Management Corporation with respect to which Mr. King is a Principal, Vice President, Portfolio Manager and Analyst, (iii) 640,352 shares held by LKCM Private Discipline Master Fund, SPC with respect to which Mr. King is a limited partner. Except for the shares of restricted stock, Mr. King has shared voting and investment power with respect to all such shares, and (iv) 3,870 shares of phantom stock payable in common stock upon Mr. King’s termination of service as a director. (13) Consists of: (i) 27,544 shares held by Mr. Kuykendall individually, (ii) 1,504 unvested shares of restricted stock held by Mr. Kuykendall, (iii) 183,706 shares held by Equipment World, Inc., a company owned by Mr. Kuykendall and as to which shares Mr. Kuykendall has sole voting and dispositive power, and (iv) 70,000 shares held by Signature Leasing, LLC, of which Mr. Kuykendall is a manager and as to which shares Mr. Kuykendall has shared voting and dispositive power. (14) Consists of: (i) 20,730 shares held by Mr. Maddox individually, (ii) 32,340 shares held by Mr. Maddox’s IRA, (iii) 100,984 shares held jointly, (iv) shares issuable upon settlement of 57,142 stock-settled appreciation rights which are currently exercisable as of March 9, 2020 with an exercise price of $6.25, (v) shares issuable upon settlement of 65,306 stock- settled appreciation rights with an exercise price of $7.50 which are exercisable within 60 days of March 9, 2020, and (vi) shares issuable upon settlement of 51,430 stock-settled appreciation rights which are currently exercisable as of March 9, 2020 with an exercise price of $5.00. 50,000 shares held jointly by Mr. Maddox have been pledged as collateral for outstanding indebtedness. (15) Consists of: (i) 9,061 shares held by Mr. O’Toole individually, (ii) 29,270 shares held by Mr. O’Toole’s IRA, (iii) 159,489 shares held by the David L. O’Toole Revocable Trust dated July 17, 2015 with respect to which shares Mr. O’Toole is primary trustee and with respect to which Mr. O’Toole has sole voting and investment power with respect to such shares, (iv) 4,250 shares held by the Lisa A. O’Toole Revocable Trust dated July 17, 2015, with Ms. O’Toole as the primary trustee and to which Mr. O’Toole is a beneficiary (v) shares issuable upon settlement of 22,858 stock-settled appreciation rights which are currently exercisable with an exercise price of $6.25, (vi) shares issuable upon settlement of 15,252 stock-settled appreciation rights which are currently exercisable within 60 days of March 9, 2020 with an exercise price of $7.50. 100,814 shares held by the David L. O’Toole Revocable Trust dated July 17, 2015 have been pledged as collateral for outstanding indebtedness. Proxy Statement Page 32

Beneficial Ownership (16) Consists of: (i) 11,765 shares held by Mr. Rapp individually and(ii) 6,900 shares held jointly by Mr. Rapp and his spouse. (17) Consists of: (i) 2,989 shares held by Mr. Rauckman individually, (ii) 1,003 unvested shares of restricted stock held by Mr. Rauckman, and (ii) 37,318 shares held by the Kevin S. Rauckman Trust, of which Mr. Rauckman is the sole trustee and therefore has sole voting and dispositive power with respect to such shares. (18) Consists of: (i) 99,500 shares held jointly by Mr. Robinson and his spouse, (ii) 1,504 unvested shares of restricted stock held by Mr. Robinson, and (iii) 16,489 shares held by Mr. Robinson individually. (19) Consists of: (i) 29,446 shares held individually by Mr. Shadwick, (ii) 1,003 unvested shares of restricted stock held by Mr. Shadwick, (iii) 21,818 shares held by Mr. Shadwick’s IRA, (iv) 47,332 shares held jointly by Mr. Shadwick and his spouse, and(v) 300 shares held jointly by Mr. Shadwick and his children. (20) Consists of: (i) 37,322 shares held jointly by Mr. Stogner and his spouse, (ii) 714 shares held by Mr. Stogner individually, and(iii) 1,935 shares of phantom stock payable in common stock upon Mr. Stogner’s separation of service as a director. (21) Consists of: (i) 67,412 shares held by Mr. Swinson’s IRA, (ii) 12,470 shares held by Mr. Swinson individually, and (iii) 3,870 shares of phantom stock payable in common stock upon Mr. Swinson’s separation of service as a director. (22) Includes: (i) shares issuable upon settlement of 27,858 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable as of March 9 , 2020 with an exercise price of $5.00, (ii) shares issuable upon settlement of 42,856 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable as of March 9, 2020 with an exercise price of $6.25, (iii) shares issuable upon settlement of 45,914 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are exercisable within 60 days of March 9, 2020 with an exercise price of $7.50, (iv) shares issuable upon settlement of 11,094 stock-settled appreciation rights held by executive officers who are not Company named executive officers or directors which are currently exercisable as of March 9, 2020 with an exercise price of $8.25, and (vi) 62,250 shares held by IRAs for the benefit of our executive officers who are not Company named executive officers or directors, (vii) 17,144 shares held jointly by one of our executive officers who is not a Company named executive officer or director and such officer’s spouse, (viii) 43,225 shares held individually by our executive officers who are not Company named executive officers or directors, and (ix) 7,018 shares held in trust by one of our executive officers who is not a Company named executive officer or director. 25,144 shares held by executive officers who are not Company named executed officers have been pledged as collateral. Proxy Statement Page 33

Related Person Transactions Policies and Procedures Regarding Related Person Transactions Transactions by us or the Bank with related persons are subject to regulatory requirements and restrictions. These requirements and restrictions include the Affiliates Act and the Federal Reserve’s Regulation W (which governs certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions. In addition, our Board of Directors has adopted a written policy governing the approval of related person transactions that complies with all applicable requirements of the SEC and Nasdaq concerning related person transactions. Related person transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related person has or will have a direct or indirect material interest. Related persons of the Company include directors (including nominees for election as directors), executive officers, beneficial holders of more than 5% of our capital stock and the immediate family members of these persons. Any related person transaction proposed to be entered into by the Company, or any of its subsidiaries, must be reported to the Company’s General Counsel and shall be reviewed and approved or ratified by the Audit Committee in accordance with the terms of the policy. In determining whether to approve a related person transaction, that committee will consider, among other factors, the approximate dollar value of the amount of the related person’s interest in the transaction, the nature of the Company’s participation in the transaction, whether the transaction was undertaken in the ordinary course of business of the Company, whether the transaction with the related person is on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the purpose of and the potential benefits to the Company of the transaction. In addition to the compensation arrangements with directors and executive officers described in “Director Compensation” and “Executive Compensation” above, the following is a description of each transaction since January 1, 2019, and each proposed transaction in which:  we have been or are to be a participant;  the amount involved exceeds or will exceed $120,000 ; and  any of our directors, executive officers or beneficial holders of more than 5% of our common stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest. Transactions During fiscal year 2019: (i) George Bruce and his affiliates acquired 10,000 shares of common stock for $5.00 per share through the exercise of warrants; (ii) Jay Shadwick acquired 13,500 shares of common stock for $5.00 per share through the exercise of warrants; (iii) Mike Maddox acquired 40,000 shares of common stock for $5.00 per share through the exercise of warrants; and (iv) Michael Robinson acquired 13,500 shares of common stock for $5.00 per share through the exercise of warrants. On December 18, 2018, we provided notice to all holders of our Series A Preferred Shares of our intent to redeem all outstanding Series A Preferred Shares on January 30, 2019 at a redemption price of $25.00 per share. Upon redemption, we paid holders of Series A Preferred Shares the redemption price per share of the Series A Preferred Shares and the holders’ pro rata share of a 30-day dividend for January 2019 in the aggregate amount of $175.0 thousand. Affiliates of the following directors held Series A Preferred Shares, and such affiliates received such redemption price and the pro rata share of such dividend: (i) George Bruce (2,000 shares); (ii) Ron Geist (20,000 shares); (iii) Jennifer Grigsby (10,000 shares); and (iv) Lance Humphreys (2,000 shares). Certain of our officers, directors and principal stockholders, as well as their immediate family members and affiliates, are clients of, or have or have had transactions with us or the Bank in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related person transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us. Any loans we originate with officers, directors and principal stockholders, as well as their immediate family members and affiliates, are approved by our Board of Directors in accordance with the Bank’s regulatory requirements. As of March 20, 2020, our officers, directors and principal stockholders as well as their immediate families and affiliated companies, as a group, were indebted directly and indirectly to us approximately $17 million, while deposits                 Proxy Statement Page 34

Related Person Transactions from this group totaled approximately $55 million as of such date. As of March 20, 2020, no related party loans were categorized as non-accrual, past due, restructured or potential problem loans. We expect to continue to enter into transactions in the ordinary course of business on similar terms with our officers, directors and principal stockholders, as well as their immediate family members and affiliates. We have engaged Crews & Associates, Inc., an SEC-registered securities dealer, to execute certain trades of municipal bonds on our behalf. Crews & Associates, Inc. is a wholly-owned subsidiary of First Security Bancorp, a beneficial holder of more than 5% of our capital stock. In connection with these trades, we paid Crews & Associates, Inc. aggregate commissions of approximately $100 thousand in fiscal year 2019, $86.5 thousand in fiscal year 2018, and $313.5 thousand in fiscal year 2017. In addition, from time to time, we sell loan participations to, purchase loan participations from and participate in syndicated loans, shared national credits and loan participations with, First Security Bank, a subsidiary of First Security Bancorp. These transactions are conducted in the ordinary course of business, with terms and conditions comparable to those applicable to entities that are not related persons. Directed Share Program At our request, the underwriters have reserved for sale, at the initial public offering price, up to 426,695 shares offered by this prospectus for sale to our directors, executive officers, employees and business associates and certain other related persons who have expressed an interest in purchasing our common stock in this offering through a directed share program. Certain Directors and Executive Officers purchased shares as part of the Directed Share Program. Those purchases were made at $14.50 as follows: Executive Officers and Directors Shares of CrossFirst Common Stock Purchased Through Directed Share Program Rod Brenneman 6,250 George Bruce 3,125 Amy Fauss 1,500 George E. Hansen III 6,250 Lance Humphreys 1,000 George F. Jones, Jr. 20,650 Mason King 15,000 James Kuykendall 20,000 Michael J. Maddox 7,000 David O’Toole 4,250 W. Randall Rapp 6,900 Aisha Reynolds 1,667 Thomas Robinson 6,250 Jay Shadwick 300 Proxy Statement Page 35

Annual Meeting Matters

ANNUAL MEETING MATTERS

We are providing this Proxy Statement to you on the Internet, or upon your request, have delivered a printed version of this Proxy Statement to you by mail, in connection with the solicitation by the Board of Directors of CrossFirst of proxies to be voted at our 2020 Annual Meeting of Stockholders (including at any adjournment or postponement thereof), which will take place at virtually at www.virtualstockholdermeeting.com/cfb2020 at 11:00 a.m. central.

These materials were first sent or made available to stockholders on or about March 31, 2020.

These materials include:

- the Notice of the Company's 2020 Annual Meeting of Stockholders;
- this Proxy Statement; and
- the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

If you requested printed versions by mail, the materials also include the proxy card or voting instruction form for the Annual Meeting.

We do not know of any other matters on which you will vote at the Annual Meeting. Record holders may appoint the Proxy Committee as their proxy. The Proxy Committee members are David O'Toole, Chief Financial Officer and Aisha Reynolds, General Counsel & Corporate Secretary, each with full power of substitution. The Proxy Committee will vote your shares as you direct. If you do not specify how your shares are to be voted, your shares will be voted consistent with the Board's recommendations in this Proxy Statement.

INFORMATION ABOUT THE MEETING

All shareholders as of the close of business on the Record Date, or their duly appointed proxies, may virtually attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee, you will need to bring a legal proxy from your broker, bank or other nominee (the shareholder of record). If you are a beneficial owner of our common shares of beneficial interest held in "street name," you may vote at the Annual Meeting if you obtain a proxy from your bank, broker or other nominee that holds your shares.

Who Can Vote?

Only holders of record of our Common Stock, at the close of business on March 20, 2020, the Record Date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. Our Common Stock is our only class of voting securities Each share of Common Stock is entitled to vote on each matter at the Annual Meeting.

Our Common Stock is listed on the Nasdaq Global Select Stock Market. As of the Record Date, we had 52,098,062 shares outstanding and entitled to vote.

Use of "Notice and Access"

Pursuant to rules adopted by the SEC, we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings, and reduce the cost to the Company associated with the physical printing and mailing of materials.

If You Have Questions or Need Assistance Voting Your Shares

If you have any questions or need assistance voting, please contact Matt Needham, Director of Investor Relations at CrossFirst at (816) 312-6822, brokers and other nominees may call the number on their voting instruction form.

How Stockholders Vote

Voters include record holders and investors holding CrossFirst stock through a broker, bank, or other nominee.

Common Stock Held of Record. If you are a stockholder of record, there are four ways to vote:

Proxy Statement Page 36

Annual Meeting Matters

Internet Voting. You may vote by proxy via the Internet by following the instructions provided in the Notice.

Telephone Voting. If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Voting by Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

In Person during the Annual Meeting. You may attend the Annual Meeting on Tuesday, May 12, 2020 at www.virtualstockholdermeeting.com/cfb2020and vote.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote by Internet or telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

By casting a paper, Internet or telephone vote (each of which is valid under Kansas law), you appoint our Proxy Committee as your proxy to vote your shares of CrossFirst stock. Two of our officers constitute the Proxy Committee, which will vote as specified all shares of CrossFirst stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 38 for instructions. The person named as replacement proxy must attend and vote at the Annual Meeting. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board's nominees for Class III directors, for ratification of BKD LLP, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the Annual Meeting.

Common Stock Held under the Plans. If you hold shares of CrossFirst stock through our benefit plans, you may, by casting a paper, Internet, or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. Please note that your instructions must be received by the trustee no later than May 11, 2020 at 11:59 PM Eastern Time. The Proxy Committee will vote your shares as you instruct. For shares of CrossFirst stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the Annual Meeting.

Common Stock Held through a Bank, Broker or Other Nominee. If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer, or similar organization, then you are the "beneficial owner" of shares held in "street name," and a Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote your shares. Those instructions are contained in a "voting instruction form." If you request printed copies of the proxy materials by mail, you will receive a voting instruction form. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee and present it to the inspectors of election at the Annual Meeting with your ballot.

If you are a beneficial owner of shares held in street name, there are four ways to vote:

Internet Voting. You may vote by proxy via the Internet by visiting *www.proxyvote.com* and entering the control number found in your Notice.

Telephone Voting. If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.

Voting by Mail. If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

In Person During the Annual Meeting. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee. Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters (for which broker discretionary voting is not allowed). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a "broker non-vote." The following table shows the New York Stock Exchange rules with regard to our proposals and broker voting.

Revoking or Changing Your Vote after Submitting Your Proxy.

Stockholders of Record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

- Signing and returning a new proxy card with later date;
- Submitting a later-dated vote by telephone or the Internet at *www.proxyvote.com* since only your latest telephone or Internet vote received

Proxy Statement Page 37

Annual Meeting Matters by 11:59 PM Eastern Time on May 11, 2020 will be Beneficial Owners. counted; If you are a beneficial owner of your shares, you must contact the bank, broker or other nominee holding  Delivering a timely written revocation to our your shares and follow its instructions for changing Corporate Secretary; or your vote.  Attending the Annual Meeting. VOTING STANDARDS Proposals Broker Discretionary Votes Required Withhold Votes, Our Board’s Voting Allowed? for Approval Abstentions and Recommendation Broker Non-Votes 1 No Directors are Withhold votes and “FOR” the election of each elected by a broker non-votes director nominee plurality of the have no impact on votes cast the outcome of the (meaning that vote for this the six director proposal. nominees who receive the highest number of shares voted "For" their election will be elected). 2 Yes The affirmative Abstentions and “FOR” vote of a majority broker non-votes of the votes have no impact on properly cast for the outcome of the or against the vote for this matter. proposal. Required Vote In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of our shares entitled to vote at the meeting. Broker non-votes will have no effect on the election of We count abstentions and broker “non-votes” as the nominees. present and entitled to vote for purposes of determining a quorum. With respect to the ratification of the appointment of BKD as our independent registered public accounting With respect to the election of directors (Proposal No. firm for 2020 (Proposal No. 2), approval of this proposal 1), directors are elected by a plurality of the votes cast requires the affirmative vote of a majority of the votes (meaning that the six director nominees who receive properly cast for or against this matter. You may vote the highest number of shares voted "For" their "For," "Against" or "Abstain" from voting on this election will be elected). You may vote "For" or proposal. If you "Abstain" from voting with respect to "Withhold" authority to vote for each of the nominees this proposal, your vote will have no effect for this for the Board. If you "withhold" authority to vote with proposal. Broker non-votes will have no effect on the respect to one or more director nominees, your vote vote for this proposal. will have no effect on the election of such nominees. Proxy Statement Page 38

Annual Meeting Matters

GENERAL INFORMATION

Other Business

Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. However, if other matters come before the Annual Meeting, it is the intention of the Proxy Committee to vote said proxy in accordance with their judgment on such matters.

Costs of the Solicitation. We will pay the cost of the 2020 Annual Meeting, including the cost of mailing the proxy materials. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of CrossFirst stock for their expenses in forwarding this Proxy Statement, the Annual Report, and other Company soliciting materials to the beneficial owners.

Stockholder Proposals Submitted Pursuant to Rule 14a-8. If you desire to have a proposal included in our Proxy Statement for the 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), our Corporate Secretary must receive your proposal c/o CrossFirst Bankshares, Inc., 11440 Tomahawk Creek Parkway, Leawood, Kansas 66221 (our headquarters) on or before December 1, 2020. The proposal must comply with applicable securities regulations.

Stockholder Proposals or Nominations Not Submitted Pursuant to Rule 14a-8. For a stockholders proposal or nomination that is not intended to be included in our proxy statement for the 2020 Annual Meeting under Rule 14a-8, the stockholder must provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary not earlier than the close of business on January 12, 2021; and no later than the close of business on February 11, 2021. If the date of the annual meeting is advanced by 30 days or delayed by 60 days or more from the anniversary of this year's meeting, notice will be timely if received no earlier than the close of business 120 days and no later than the close of business 90 days in advance of such annual meeting or, if later, 10 days following the date on which public announcement of the date of the meeting is first made.

Availability of CrossFirst's Bylaws. Our bylaws, which contain provisions regarding the requirements for making stockholder proposals and nominating director candidates, are available on our website at *investors.crossfirstbankshares.com.*

Availability of Annual Report. The Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC includes a list of all exhibits. We will furnish copies of exhibits listed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, if you request them in writing from our Corporate Secretary at our headquarters. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of CrossFirst stock entitled to vote at the Annual Meeting and you identify yourself as such. The Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any specific exhibits filed with it, are available at *investors.crossfirstbankshares.com* and *www.sec.gov.*

Availability of Stockholder Lists. We will provide the record holder list virtually during the Annual Meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will also make the list available during regular business hours at the above address for the ten-day period before the Annual Meeting.

Householding for Broker Customers. Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of the Notice, and if applicable, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Proxy Statement. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the Notice and, if applicable, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Proxy Statement. Please make your request in writing to our Corporate Secretary at our headquarters or by calling 913-312-6822. To receive separate copies of the proxy materials in the future from your bank, broker or other nominee, or to receive only one copy per household, please contact the bank, broker, or other nominee holding your shares.

Interested Party Communications with our Directors. Interested parties and stockholders may communicate in writing with the Board, the Independent Chairman, any director, or any group of directors such as all non-employee directors or all members of a Board committee. You may direct communications to the directors by writing to The Corporate Governance & Nominating Committee c/o Corporate Secretary, at our headquarters.

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has

Proxy Statement Page 39

Annual Meeting Matters requested that certain items that are unrelated to its duties and responsibilities be excluded such as: spam, junk mail, and mass mailings; service complaints; resumes and other forms of job inquires; surveys; and business solicitations and advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. Any communication that is so excluded remains available to any director upon request By order of the Board of Directors: Aisha Reynolds General Counsel & Corporate Secretary                 Proxy Statement Page 40